UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under §240.14a-12

Crown Crafts, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

June 30, 2021

Dear Stockholders:

It is my pleasure to invite you to this year’s Annual Meeting of Stockholders, which will be held on Tuesday, August 10, 2021, at 10:00 a.m., local time, at our offices located at 916 South Burnside Avenue, Third Floor, Gonzales, Louisiana.

Details regarding the Annual Meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in the accompanying proxy statement. We have also made available a copy of our 2021 Annual Report to Stockholders with this proxy statement. We encourage you to read these materials, which include our audited financial statements and provide information about our business.

We have elected to provide access to our proxy materials over the Internet in accordance with the U.S. Securities and Exchange Commission’s “notice and access” rules. Accordingly, most stockholders will not receive paper copies of our proxy materials. The Notice of Internet Availability of Proxy Materials provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. You may vote over the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. If you attend the Annual Meeting, then you may vote your shares in person even though you have previously voted your proxy.

Thank you for your ongoing support of, and continued interest in, Crown Crafts.

Sincerely,

E. Randall Chestnut Chairman and Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

The 2021 Annual Meeting of Stockholders of Crown Crafts, Inc. will be held at our executive offices, located at 916 South Burnside Avenue, Third Floor, Gonzales, Louisiana, on August 10, 2021, at 10:00 a.m., Central Daylight Time, for the following purposes:

(i)

To elect two Class II directors to our Board of Directors to serve until the Company’s annual meeting of stockholders to be held in 2024 and until their successors are elected and qualified or until their earlier death, resignation or removal from office;

(ii)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 3, 2022;

(iii)	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

(iv)	To approve the Crown Crafts, Inc. 2021 Incentive Plan; and

(v)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed June 11, 2021 as the record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record of Crown Crafts Series A common stock as of the close of business on that date will be entitled to vote at the Annual Meeting or at any adjournment or postponement thereof.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying proxy statement and submit your proxy as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section of the accompanying proxy statement titled “Proxy Solicitation and Voting Information” or, if you requested to receive printed proxy materials, the included proxy card. To obtain directions to attend the Annual Meeting and vote in person, please contact our Corporate Secretary at (225) 647-9100.

June 30, 2021	By Order of the Board of Directors,

Craig J. Demarest
Vice President, Chief Financial Officer and Corporate Secretary

IMPORTANT NOTICE REGARDING INTERNET

AVAILABILITY OF PROXY MATERIALS

The proxy statement and our 2021 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended March 28, 2021, are available free of charge at https://materials.proxyvote.com/228309.

-i-

-ii-

916 South Burnside Avenue

Gonzales, Louisiana 70737

PROXY STATEMENT

FOR

2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 10, 2021

PROXY SOLICITATION AND VOTING INFORMATION

Why am I receiving these proxy materials?

The Board of Directors (the “Board”) of Crown Crafts, Inc. (“Crown Crafts”, the “Company”, or “we”) has made these proxy materials available to you on the Internet or, upon your request, has delivered printed versions of these proxy materials to you by mail, in connection with the solicitation of proxies by and on behalf of the Board for use at the Company’s 2021 Annual Meeting of Stockholders to be held at the Company’s executive offices, located at 916 South Burnside Avenue, Third Floor, Gonzales, Louisiana, on August 10, 2021, at 10:00 a.m., Central Daylight Time (the “Annual Meeting”), and any adjournment or postponement thereof. Stockholders of the Company are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement for the Annual Meeting (this “Proxy Statement”).

These proxy materials were first made available to stockholders on or about June 30, 2021.

What is included in these materials?

These materials include:

•	This Proxy Statement; and

•	The Company’s 2021 Annual Report to Stockholders (the “2021 Annual Report”), which includes the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2021 (the “fiscal year 2021”).

If you request printed versions of these proxy materials by mail, then they will also include the proxy card for the Annual Meeting.

Why did I receive a one-page notice in the mail or email notification regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company has provided access to its proxy materials over the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice, free of charge, or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials may be found in the Notice. In addition, stockholders may request to receive proxy materials electronically by email on an ongoing basis.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	View proxy materials for the Annual Meeting on the Internet and execute a proxy; and

•	Instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Annual Meetings on the environment. If you choose to receive future proxy materials by email, then you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is being voted on at the Annual Meeting?

Stockholders are being asked to vote on the following proposals, which are more fully described in this Proxy Statement:

•	To elect two Class II directors to the Board to serve until the Company’s annual meeting of stockholders to be held in 2024 and until their successors are elected and qualified or until their earlier death, resignation or removal from office (“Proposal 1”);

•	To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending April 3, 2022 (“Proposal 2”);

•	To approve, on an advisory basis, the compensation of the Company’s named executive officers (“Proposal 3”); and

•	To approve the Crown Crafts, Inc. 2021 Incentive Plan (the “2021 Plan”) (“Proposal 4”).

In addition to the above matters, we will transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of this Proxy Statement, the Board knows of no other matters that will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, then the persons named as proxies will vote in their discretion with respect to those matters.

Who can vote at the Annual Meeting?

You may vote if you are a stockholder of record of the Company’s Series A common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on June 11, 2021, the record date for the Annual Meeting (the “Record Date”). As of the Record Date, there were 10,023,307 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, held by 152 holders of record. A list of the Company’s stockholders will be available for review at the Company’s executive offices during regular business hours for a period of ten days before the Annual Meeting.

If you are a beneficial owner of the Common Stock as of the close of business on the Record Date, then you will receive voting instructions from the brokerage firm, bank or other nominee that holds your shares as the holder of record. You must follow the voting instructions of the holder of record in order for your shares to be voted.

As of the Record Date, the Company’s directors and executive officers as a group beneficially owned, and were entitled to vote, 1,164,292 shares of Common Stock, or approximately 11.62% of the outstanding shares of Common Stock on that date.

How many votes am I entitled to cast?

Each holder of record of the Common Stock is entitled to one vote for each share of Common Stock held by such holder on the Record Date. Cumulative voting is not permitted, and stockholders are not entitled to appraisal or dissenters’ rights with respect to any matter to be voted on at the Annual Meeting.

Your shares can be voted at the Annual Meeting only if you are present or represented by a valid proxy.

How does the Board recommend I vote?

The Board has unanimously determined to recommend that stockholders vote:

•	“FOR” the Class II director nominees;

•	“FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending April 3, 2022;

•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and

•	“FOR” the approval of the 2021 Plan.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), then you are a “stockholder of record” who may vote at the Annual Meeting, and we are providing these proxy materials directly to you.

Beneficial Owner. If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your brokerage firm, bank or other nominee holder who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your brokerage firm, bank or other nominee holder how to vote your shares and to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. Obtaining a valid proxy may take several days.

How do I vote my shares?

If you are a stockholder of record, then you may vote using one of the following four methods:

•	Over the Internet, which you are encouraged to do if you have access to the Internet;

•	By telephone;

•	By completing, signing and returning the included proxy card, for those who requested to receive printed proxy materials in the mail; or

•	By attending the Annual Meeting and voting in person.

The Notice provides instructions on how to access your proxy, which contains instructions on how to vote via the Internet or by telephone. For stockholders who request to receive a paper proxy card in the mail, instructions for voting via the Internet, by telephone or by mail are set forth on the proxy card.

If you hold your shares in street name, then your brokerage firm, bank or other nominee who holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. The stockholder of record will provide you with instructions on how to vote your shares. Internet and telephone voting will be offered to stockholders owning shares through most brokerage firms and banks. Additionally, if you would like to vote in person at the Annual Meeting, then you must contact the brokerage firm, bank or other nominee who holds your shares to obtain a valid proxy from them and bring it with you to the Annual Meeting. You will not be able to vote at the Annual Meeting unless you have a valid proxy from your brokerage firm, bank or other nominee holder.

Can I change my mind after I vote?

If you are a stockholder of record and vote by proxy, then you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by using one of the following methods:

•	Voting again by telephone or over the Internet until 11:59 p.m., Eastern Daylight Time, on August 9, 2021;

•	Giving written notice to the Company’s Corporate Secretary at Crown Crafts, Inc., P.O. Box 1028, Gonzales, Louisiana 70707, Attn.: Corporate Secretary;

•	Delivering a later-dated proxy; or

•	Voting in person at the Annual Meeting.

If you hold your shares in street name, then you may change your vote by submitting new voting instructions to your brokerage firm, bank or other nominee holder. You must contact your broker, bank or other nominee holder to find out how to do so. However, since you are not the stockholder of record in that case, you may not change your vote by voting those shares in person at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder authorizing you to vote at the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

In order for the Company to conduct the Annual Meeting, the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote must be present, in person or by proxy, at the Annual Meeting. This is referred to as a quorum. Your shares will be counted as present at the Annual Meeting if you do one of the following:

•	Vote via the Internet or by telephone;

•	Return a properly executed proxy by mail; or

•	Attend the Annual Meeting and vote in person.

Shares represented by valid proxies received but marked as abstentions, and shares represented by valid proxies received but reflecting broker non‑votes, will be counted as present at the Annual Meeting for purposes of establishing a quorum.

If a quorum is not present at the Annual Meeting, then it is expected that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

What are broker non‑votes?

Under certain circumstances, including the election of directors, matters involving executive compensation and other matters considered non-routine, brokerage firms and banks are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the brokerage firm or broker. This is generally referred to as a “broker non-vote.” In these cases, as long as a routine matter is also being voted on, and in cases where the stockholder does not vote on such routine matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters. Whether a brokerage or bank has authority to vote its shares on uninstructed matters is determined by stock exchange rules. We expect that brokerage firms and brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions only with respect to Proposal 2 but not with respect to any of the other proposals to be voted on at the Annual Meeting.

What vote is required, and how will the votes be counted, to elect directors and to adopt each of the other proposals?

The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect directors and to adopt each of the other proposals, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt Proposal	Effect of Abstentions	Effect of Broker Non-Votes
Election of Class II Directors (Proposal 1)	For or Withhold	A nominee will be elected by a plurality of votes cast at the Annual Meeting, meaning that the two Class II nominees receiving the most votes will be elected as the Class II directors	No effect	No effect
Ratification of KPMG (Proposal 2)	For, Against or Abstain	The affirmative vote of a majority of the votes cast at the Annual Meeting	No effect	Brokers have discretion to vote
Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers (Proposal 3)	For, Against or Abstain	The affirmative vote of a majority of the votes cast at the Annual Meeting	No effect	No effect
Approval of the 2021 Plan (Proposal 4)	For, Against or Abstain	The affirmative vote of a majority of the votes cast at the Annual Meeting	No effect	No effect

We are asking our stockholders to approve the 2021 Plan at the Annual Meeting, among other reasons, because the rules of The Nasdaq Stock Market (“Nasdaq”) require stockholder approval of equity compensation arrangements pursuant to which stock may be acquired by officers, directors, employees or consultants. Under the Nasdaq rules, stockholder approval of the 2021 Plan requires approval by a majority of votes cast and abstentions will have no effect.

How many votes are needed for other matters that may be brought before the Annual Meeting?

In the event that any other matter is properly brought before the Annual Meeting, the affirmative vote of a majority of the votes cast in respect of such matter will be required for its approval. The Board knows of no other matters that will be brought before the Annual Meeting. If other matters are properly introduced, then the persons named in the proxy as the proxy holders will vote on such matters in their discretion.

Will my shares be voted if I do not provide my proxy?

If you are a stockholder of record, then your shares will not be voted if you do not vote them or provide a proxy.

If you hold your shares in in street name and if your brokerage firm or bank signs and returns a proxy on your behalf that does not contain voting instructions, then your shares will count as present at the Annual Meeting for quorum purposes, but your shares will not count as a vote cast in respect of any proposal.

What if my shares are registered in more than one person’s name?

If you own shares that are registered in the name of more than one person, then each person must sign the proxy. If an attorney, executor, administrator, trustee, guardian or any other person signs the proxy in a representative capacity, then the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, then you have multiple accounts with brokers or Broadridge, the Company’s transfer agent. Please vote all of these shares. It is recommended that you contact your broker or Broadridge, as applicable, to consolidate as many accounts as possible under the same name and address. Broadridge may be contacted by telephone at (877) 830-4936.

How are proxies solicited and what is the cost?

The Company will bear all costs incurred on behalf of the Board in connection with its solicitation of proxies from the holders of Common Stock for the Annual Meeting, including any costs associated with printing and mailing proxy materials for those stockholders who request to receive printed versions of them.

In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by mail, personal interview, telephone, email or facsimile transmission without additional compensation. The Company may also solicit proxies through press releases and postings on its website at www.crowncrafts.com. Arrangements will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of Common Stock not beneficially owned by them, for forwarding these proxy materials to, and obtaining proxies from, the beneficial owners of such stock entitled to vote at the Annual Meeting. The Company will reimburse these persons for their reasonable expenses incurred in doing so.

How will votes be counted?

All votes will be tabulated by the inspector of elections for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Where do I find the voting results for the Annual Meeting?

The Company will announce preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of elections at the Annual Meeting and subsequently published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

You can contact our Corporate Secretary, Craig J. Demarest, by telephone at (225) 647-9100 or by writing to Crown Crafts, Inc., P.O. Box 1028, Gonzales, Louisiana 70707, Attn.: Corporate Secretary, with any questions about the proposals described in this Proxy Statement or how to execute your vote.

CORPORATE GOVERNANCE

The Board is committed to maintaining sound and effective corporate governance principles and believes that strong corporate governance is critical to achieving our performance goals and to maintaining the trust and confidence of stockholders, employees, suppliers, customers and regulatory agencies. The Board regularly reviews the Company’s corporate governance practices in light of proposed and adopted laws and regulations, the practices of other leading companies, the recommendations of various corporate governance authorities and the expectations of our stockholders.

Board of Directors

The Board is responsible for establishing broad corporate policies of the Company, monitoring the Company’s overall performance and ensuring that the Company’s activities are conducted in a responsible and ethical manner. However, in accordance with well-established corporate legal principles, the Board is not involved in the Company’s day-to-day operating matters. Members of the Board are kept informed about the Company’s business by participating in Board and committee meetings, by reviewing analyses and reports provided to them by the Company and through discussions with the Chairman of the Board, the Lead Director and officers of the Company.

Director Independence

Each non-employee member of the board is “independent,” as defined for purposes of the rules of the SEC, the listing standards of the Nasdaq and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). For a director to be considered independent, the Board must determine that the director does not have a relationship with the Company that would interfere with the exercise of his or her independent judgment in carrying out his or her responsibilities of a director. In making this determination, the Board considers all relevant facts and circumstances, including any transactions or relationships between the director and the Company or its subsidiaries.

Code of Business Conduct and Ethics; Code of Conduct for Directors

The Company has adopted a Code of Business Conduct and Ethics that is applicable to all directors and employees, including the Company’s Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics covers topics such as conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, health and safety, confidentiality, payments to governmental personnel and compliance procedures. The Code of Business Conduct and Ethics is posted on the Company’s website at www.crowncrafts.com. In addition, the Company has also adopted a Code of Conduct for Directors, which is also posted on the Company’s website at www.crowncrafts.com.

Board Committees

During fiscal year 2021, the Board had the following standing committees: Audit Committee, Compensation Committee, Nominating and Governance Committee, and Capital Committee. The responsibilities assigned by the Board to each of these committees are briefly described below.

Audit Committee. The Audit Committee is currently comprised of three members, none of whom is a current or former employee of the Company or any of its subsidiaries and all of whom are, in the opinion of the Board, free from any relationship that would interfere with the exercise of their independent judgment in the discharge of the Audit Committee’s duties. See “Report of the Audit Committee.” The current members of the Audit Committee are Donald Ratajczak (Chair), Sidney Kirschner and Patricia Stensrud. The Audit Committee has adopted a formal, written charter, which has been approved by the full Board and which specifies the scope of the Audit Committee’s responsibilities and how it should carry them out. The complete text of the Audit Committee charter is available on the Company’s website at www.crowncrafts.com.

The Audit Committee represents the Board in discharging its responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries. Its primary functions include monitoring the integrity of the Company’s financial statements and system of internal controls and the Company’s compliance with regulatory and legal requirements; monitoring the independence, qualifications and performance of the Company’s independent auditor; and providing a line of communication among the independent auditor, management and the Board.

Compensation Committee. The Compensation Committee is currently comprised of three directors, Zenon S. Nie (Chair), Sidney Kirschner and Patricia Stensrud, none of whom is a current or former employee of the Company or any of its subsidiaries and all of whom are, in the opinion of the Board, free from any relationship that would interfere with the exercise of their independent judgment in the discharge of the Compensation Committee’s duties. The Compensation Committee has adopted a formal, written charter, which has been approved by the full Board and which specifies the scope of the Compensation Committee’s responsibilities and how it should carry them out. The complete text of the Compensation Committee charter is available on the Company’s website at www.crowncrafts.com.

The duties of the Compensation Committee are generally to establish the compensation for the Company’s executive officers and to act on such other matters relating to compensation as it deems appropriate, including an annual evaluation of the Company’s Chief Executive Officer and the design and oversight of all compensation and benefit programs in which the Company’s employees and officers are eligible to participate.

Nominating and Governance Committee. The Nominating and Governance Committee is currently comprised of three directors, Zenon S. Nie (Chair), Sidney Kirschner and Donald Ratajczak, none of whom is a current or former employee of the Company or any of its subsidiaries and all of whom are, in the opinion of the Board, free from any relationship that would interfere with the exercise of their independent judgment in the discharge of the Nominating and Governance Committee’s duties. The Nominating and Governance Committee has adopted a formal, written charter, which has been approved by the full Board and which specifies the scope of the Nominating and Governance Committee’s responsibilities and how it should carry them out. The complete text of the Nominating and Governance Committee charter is available on the Company’s website at www.crowncrafts.com.

The Nominating and Governance Committee has the general responsibility for overseeing the Company’s corporate governance practices and for identifying, reviewing and recommending to the Board individuals to be nominated for election to the Board. The Nominating and Governance Committee will also consider any director candidate proposed in good faith by a stockholder of the Company. To do so, a stockholder should send the director candidate’s name, credentials, contact information and his or her consent to be considered as a candidate to the Company’s Corporate Secretary. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (i.e., how many shares of Common Stock the proposing stockholder owns and how long such shares have been held), as well as any other information required by the Company’s bylaws.

Capital Committee. The Capital Committee is currently comprised of four directors: Patricia Stensrud (Chair), E. Randall Chestnut, Zenon S. Nie and Donald Ratajczak. With the exception of Mr. Chestnut, none of the directors is a current or former employee of the Company or any of its subsidiaries, and such directors, in the opinion of the Board, are free from any relationship that would interfere with the exercise of their independent judgment in the discharge of the Capital Committee’s duties. The Capital Committee has adopted a formal, written charter, which has been approved by the full Board and which specifies the scope of the Capital Committee’s responsibilities and how it should carry them out. The complete text of the Capital Committee charter is available on the Company’s website at www.crowncrafts.com.

The Capital Committee is responsible for overseeing and making recommendations with respect to certain capital market transactions, including stock repurchases and dividend payments.

Board and Committee Meetings

The following table provides a summary of the membership of the Board and its committees since the beginning of fiscal year 2021, together with information regarding the number of meetings held during fiscal year 2021.

Director Name	Independent Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Capital Committee
Randall Chestnut	No				✔
Sidney Kirschner	Yes	✔	✔	✔
Zenon S. Nie	Yes		✔*	✔*	✔
Donald Ratajczak	Yes	✔*		✔	✔
Patricia Stensrud	Yes	✔	✔		✔*
Number of Meetings		4(1)	12	10	4

* Chair

(1) Executive sessions were held with the Company’s independent auditor at each of these meetings.

The Board met nine times during fiscal year 2021. Each director attended all of the meetings of the Board and committees of which he or she was a member during fiscal year 2021. All Board members attended the Company’s annual meeting of stockholders held in 2020, and all members of the Board have been requested to attend the Annual Meeting. Although the Company has no formal policy with respect to Board members’ attendance at the Company’s annual meeting of stockholders, it is customary for all Board members to attend.

Identifying and Evaluating Nominees

With respect to the nomination process, the Nominating and Governance Committee reviews the composition and size of the Board to ensure that it has the proper expertise and independence; determines the criteria for the selection of Board members and Board committee members; establishes criteria for qualifications as independent directors, consistent with applicable laws and listing standards; maintains a file of suitable candidates for consideration as nominees to the Board; reviews Board candidates recommended by stockholders in compliance with all director nomination procedures for stockholders; and recommends to the Board the slate of nominees of directors to be elected by the stockholders and any directors to be elected by the Board to fill vacancies.

The Nominating and Governance Committee will evaluate candidates for election to the Board based on their financial literacy, business acumen and experience, independence and willingness, ability and availability for service. This may include consideration of factors such as the following:

●

Whether the potential nominee has leadership, strategic or policy-setting experience in a complex organization, including not only a corporate organization but also any governmental, educational or other non-profit organization;

●

Whether the potential nominee has experience and expertise that is relevant to the Company’s business, including any specialized business experience, technical expertise or industry expertise, and whether the potential nominee has knowledge regarding issues affecting the Company;

●	Whether the potential nominee is highly accomplished in his or her respective field;

●	Whether the potential nominee has high ethical character and a reputation for honesty, integrity and sound business judgment;

●

Whether the potential nominee is free of any conflict of interest or the appearance of any conflict of interest and whether he or she is willing and able to represent the interests of all stockholders;

●	Any factor affecting the ability or willingness of the potential nominee to devote sufficient time to the Board’s activities and to enhance his or her understanding of the Company’s business; and

●	How the potential nominee would contribute to diversity, with a view toward the needs of the Board as a whole.

Additionally, with respect to an incumbent director whom the Nominating and Governance Committee is considering as a potential nominee for re-election, the Nominating and Governance Committee will review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation and overall contribution to the Company. The manner in which the Nominating and Governance Committee evaluates a potential nominee will not differ based on whether the potential nominee is recommended by a stockholder.

The Nominating and Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees, although the committee and the Board are committed to a diversified membership. When identifying and recommending director nominees, the members of the committee generally view diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint and perspective, professional experience, education, skill and other qualities or attributes that together contribute to the functioning of the Board.

Board Leadership Structure

The Board believes that having a single leader serving as Chairman of the Board and Chief Executive Officer, together with an experienced and engaged Lead Director, is the most appropriate leadership structure for the Board at this time.

Combining the roles of Chairman of the Board and Chief Executive Officer makes clear that the person serving in these roles has primary responsibility for managing the Company’s business, subject to the oversight and review of the Board. Under this structure, E. Randall Chestnut, the current Chairman of the Board and Chief Executive Officer, chairs Board meetings, where the Board discusses strategic and business issues. The Board believes that this approach is preferable because the Chief Executive Officer is the individual with primary responsibility for implementing the Company’s strategy, directing the work of other officers and leading implementation of the Company’s strategic plans as approved by the Board. This structure creates a single leader who is directly accountable to the Board and, through the Board, to stockholders, and enables the Chief Executive Officer to act as the key link between the Board and other members of management. In addition, Mr. Chestnut personally brings to the combined role of Chairman of the Board and Chief Executive Officer a long history with the Company.

Because the Board also believes that strong, independent Board leadership is a critical aspect of effective corporate governance, the Board has established the position of Lead Director. The Lead Director, who must be independent, is elected by the independent directors. The Lead Director presides over executive sessions of the independent directors, consults with the Chairman of the Board, oversees the flow of information to the Board and acts as liaison between the non-employee directors and management. As the primary interface between the Chief Executive Officer and the Board, the Lead Director provides a valuable counterweight to the combined Chairman of the Board and Chief Executive Officer role. The Lead Director also serves as a focal point for the independent directors, thereby enhancing and clarifying the Board’s independence from management. Zenon S. Nie currently serves as the Lead Director.

Role in Risk Oversight

As noted above, the Company’s business and affairs are managed under the direction of its Board. This includes the Board’s overseeing the type and amount of risk undertaken by the Company. In discharging its oversight responsibilities, the Board relies on a combination of the business experience of its members and the expertise and business experience of the Company’s officers and employees, as well as, from time to time, advice of various consultants and experts. An appropriate balancing of risks and potential rewards with the long-term goals of the Company is, and historically has been, implicit in the decisions and policies of the Board. Because risk oversight is so thoroughly made a part of all Board deliberations and discussions, no special provision has been made for that oversight in the Board’s leadership structure, except in connection with the role of the Audit Committee, which has responsibility for overseeing the Company’s risk management programs and policies.

The Audit Committee focuses on financial reporting risk, oversees the entire audit function and evaluates the effectiveness of internal and external audit efforts. It receives reports from management regularly regarding the Company’s assessment of risks and the adequacy and effectiveness of internal control systems. The Audit Committee reports regularly to the full Board and is required by its charter to discuss at least annually with management and the Company’s independent auditor the adequacy of the Company’s risk management programs and policies, including any recommendations the committee may have for improvements in those areas.

Compensation Committee Interlocks and Insider Participation

During the fiscal year 2021, Messrs. Nie and Kirschner and Ms. Stensrud served as members of the Compensation Committee. None of them is or has been an officer or employee of the Company.

Communication with the Board and its Committees

Any stockholder may communicate with the Board by directing correspondence to the Board, any of its committees or one or more of its individual members, in care of the Company’s Corporate Secretary, at Crown Crafts, Inc., P.O. Box 1028, Gonzales, Louisiana 70707.

PROPOSAL 1 – ELECTION OF DIRECTORS

Election of Directors

The Company has a classified Board currently consisting of one Class I director (E. Randall Chestnut), two Class II directors (Sidney Kirschner and Zenon S. Nie) and two Class III directors (Donald Ratajczak and Patricia Stensrud). At each annual meeting of stockholders, directors are elected to the Board to serve until the third ensuing annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal from office.

The Class I director currently serves until the Company’s annual meeting of stockholders to be held in 2022, and the Class II and Class III directors currently serve until the Company’s annual meetings of stockholders to be held in 2021 and 2023, respectively. Pursuant to the Company’s bylaws, the Board has fixed its membership at five directors.

At the Annual Meeting, two Class II directors will be elected to the Board to serve until the Company’s annual meeting of stockholders to be held in 2024 and until their successors are elected and qualified or until their earlier death, resignation or removal from office. The Board has nominated Sidney Kirschner and Zenon S. Nie for re-election to the Board as Class II nominees. Messrs. Kirschner and Nie have consented to serve and be named in this Proxy Statement and will serve as directors, if elected, for their term and until their successors shall be elected and shall qualify, except as otherwise provided in the Company’s bylaws.

If you properly grant your proxy and submit it to the Company in time to vote, the proxy holder will vote your shares “for” the election of Messrs. Kirschner and Nie unless you have specifically indicated by proper proxy that your shares should be withheld from voting for either or both of them. Proxies cannot be voted at the Annual Meeting for a greater number of persons than the number of nominees named.

Class II Nominees

The following persons are nominees for Class II directorships with a term ending in 2024:

Name	Age	Director Service
Sidney Kirschner	86	2001 – present
Zenon S. Nie	70	2001 – present

Sidney Kirschner has served as Executive Vice President of Piedmont Healthcare and Chief Philanthropy Officer of the Piedmont Healthcare Foundation since 2010. Mr. Kirschner previously served as Head of School at the Alfred & Adele Davis Academy from 2007 to 2010 and as Chairman of the Board, President and Chief Executive Officer of Northside Hospital, Atlanta, Georgia, from 1992 to 2004.  From 1987 to 1992, he served as Chairman of the Board, Chief Executive Officer and President of National Service Industries, Inc., formerly a Fortune 500 company listed on the New York Stock Exchange.  Mr. Kirschner has served on the board of directors of numerous community organizations.  He is a member of the board of directors of Superior Uniform Group, Inc. and Cleveland Group, Inc.

Zenon S. Nie has served since 2001 as Chairman of the Board, President and Chief Executive Officer of the CEO Advisory Board LLC, a management consulting firm he founded in 2000, and since 2001 has also been an operating partner in Tri-Artisan Partners, which merged with Morgan Joseph to form Morgan Joseph TriArtisan LLC in January 2011.  From 1993 to 2000, he was Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of Simmons Company, a billion-dollar international manufacturer and distributor of mattresses.  From 1991 to 1993, he was President of the Consumer Home Fashion division of the Bibb Company, which included the Juvenile Products textile division. Prior to that, he was President of Serta Incorporated and held other senior executive positions at both Serta and Sealy Incorporated over the previous 13 years. Mr. Nie has earned the CERT Certificate in Cybersecurity Oversight for directors from the Software Engineering Institute at Carnegie Mellon University and is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow.

Recommendation of the Board of Directors

The Board unanimously recommends a vote “FOR” each of the Class II nominees disclosed above. Proxies will be voted “FOR” the election of these nominees unless otherwise specified.

Continuing Directors

The following persons are the Class I and Class III directors of the Company, with terms expiring as set forth below:

Director	Age	Director Service	Director Class	Expiration of Current Term
E. Randall Chestnut	73	1995 – present	I	2022
Dr. Donald Ratajczak	78	2001 – present	III	2023
Patricia Stensrud	73	2011 – present	III	2023

E. Randall Chestnut joined the Company in January 1995 as Vice President, Corporate Development. Since then, he has been an executive of the Company, and in July 2001, he was elected the Company’s President (serving until January 4, 2021), Chief Executive Officer and Chairman of the Board. Pursuant to Mr. Chestnut’s amended and restated employment and severance protection agreement with the Company, Mr. Chestnut will continue to serve as the Chairman of the Board so long as he is a member of the Board.

Dr. Donald Ratajczak recently retired as a consulting economist, having served in such role from 1983 until 2018 for various financial institutions/investment banks, most recently Raymond James. He served from 2000 to 2003 as the Chairman and Chief Executive Officer of Brainworks Ventures, Inc., an enterprise development company he founded in 2000. He is also Regent’s Professor Emeritus at the Robinson College of Business at Georgia State University.  From 1997 to 2000, he was Regent’s Professor of Economics at Georgia State University, and from 1973 to 1997, he was a Professor or Associate Professor in that department.  He is also the founder, and from 1973 to 2000 was the Director of the Economic Forecasting Center at Georgia State University.  He was a director of Assurance America from 2003 until 2015, Citizens Bancshares from 2003 until 2014, and Ruby Tuesday from 1981 until 2012.

Patricia Stensrud has served since 2016 as a Managing Director with Avalon Securities LLC, a New York-based boutique investment bank where she provides financial and strategic business advisory services to lower- and middle-market companies with clients encompassing a mix of private and public companies as well as private equity funds in domestic and international markets. She is also the Founder and Managing Partner of Hudson River Partners, LLC, an advisory and real estate investment firm. Her C-suite operating background covers a range of industry sectors. From May 2011 through November 2015, Ms. Stensrud served as President of A&H Worldwide, a leading packaging company with global operations in the United States, China and the United Kingdom.  Between December 2005 and December of 2010, through Hudson River Partners, her focus was on M&A activity within the fashion and accessories industry. From January 2005 until November 2005, she worked with Tommy Hilfiger USA where she served as President of the Women’s Sportswear Division prior to relocation of the company’s headquarters to Amsterdam. Prior to that she was Chief Executive Officer of Victoria + Co, a division of Jones Apparel Group in addition to having held leadership positions with Avon Products and IBM.  Ms. Stensrud served as a member of the board of directors of Christopher & Banks Corporation from 2011 through June of 2016, and is Board Chair Emeritus for the Girl Scouts Council of Greater New York. She is a recognized NACD Board Leadership Fellow.

Director Qualifications

The directors believe that their combined business and professional experience and expertise make them a valuable resource to management and qualify them for service on the Board. Many of the Company’s current directors, including Messrs. Kirschner, Nie and Ratajczak, have served on the Board since the reorganization of Crown Crafts in 2001. Mr. Chestnut has been with the Company, including serving as a director, for 25 years. During their tenures, these directors and nominees have gained considerable institutional knowledge about the Company, its operations and its industry, which has made them effective directors. Continuity of service and this development of institutional knowledge help make the Board more efficient and effective at developing long-range plans than it would be if there were frequent turnover in Board membership.

As noted above, Mr. Chestnut is the Company’s longest-tenured director. His perspective with respect to the Company’s progress and past challenges as both a director and an officer of the Company is essential when the Board is evaluating issues and risks facing the Company. His knowledge and understanding of the industry and its key players, including suppliers and customers, make Mr. Chestnut an invaluable resource for the Board.

Mr. Kirschner brings to the Company a valuable understanding of its opportunities and the challenges it faces. During a successful and varied career, he has held top executive officer positions with a former Fortune 500 company and has served on the boards of other successful companies, including companies in the textile and manufacturing industries.

Mr. Nie is a key voice on the Board with respect to strategy and growth. During his varied career, he has gained valuable perspective on management matters, having served in top executive positions with other manufacturing companies.

Dr. Ratajczak is a leading economist who is regularly called on to provide advice and guidance with respect to financial and economic matters. His considerable expertise and experience in these areas combine with his understanding of the Company’s operations to make him a significant contributor to the Board.

Ms. Stensrud brings to the Company extensive experience in the consumer goods and apparel industries. Her experience provides the Company with added insight into the views of retailers and suppliers alike and enables Ms. Stensrud to offer a unique and valuable perspective to the Board.

COMPENSATION OF DIRECTORS

Each non-employee director is paid an annual retainer of $40,000, with no additional Board meeting fees paid. The Lead Director is paid an additional $20,000 for his service in that position. Additional annual retainers are paid to committee chairs as follows: (i) Audit Committee Chair, $12,000; (ii) Compensation Committee Chair, $10,000; and (iii) Nominating and Governance Committee Chair and Capital Committee Chair, $4,500 each. Each non-employee director receives a cash fee of $1,000 for each committee meeting attended, and each non-employee director also received a restricted stock grant in August 2020 of 10,363 shares of Common Stock. Directors who are employees of the Company or its subsidiaries do not receive any compensation for their service as directors.

The following table sets forth information regarding compensation earned by or paid to the Company’s non-employee directors for fiscal year 2021.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation	Total
Sidney Kirschner	$69,500	$60,000	-	$129,500
Zenon S. Nie	$99,500	$60,000	-	$159,500
Donald Ratajczak	$70,000	$60,000	-	$130,000
Patricia Stensrud	$64,500	$60,000	-	$124,500

(1)	Includes fees earned in fiscal year 2021 but paid in fiscal years 2020 and 2021.

(2)

Stock awards consist of awards of unvested stock granted on August 12, 2020. The dollar amounts reported in the table above reflect the aggregate grant date fair value of these shares computed in accordance with FASB ASC Topic 718 using the closing price of Common Stock of $5.79 per share as reported on Nasdaq on the date of grant. These amounts may not correspond to the actual value that will be recognized by the directors. The shares vest in equal installments over a two-year period.

EXECUTIVE COMPENSATION

Executive Officers

Executive officers of the Company are elected or appointed by the Board and hold office until their successors are elected or until their earlier death, resignation or removal, subject to the terms of applicable employment agreements. See “ – Compensation Discussion and Analysis – Employment, Severance and Compensation Arrangements.” The executive officers of the Company are as follows:

Name	Age	Position With Company
E. Randall Chestnut (1)	73	Chairman of the Board and Chief Executive Officer
Olivia W. Elliott (2)	52	President and Chief Operating Officer
Craig J. Demarest (3)	55	Vice President and Chief Financial Officer
Donna E. Sheridan (4)	57	President and Chief Executive Officer, NoJo Baby & Kids, Inc. (“NoJo”)

(1)	Information about the business experience of Mr. Chestnut is set forth under “Proposal 1- Election of Directors - Continuing Directors.”

(2)

Ms. Elliott, a Certified Public Accountant, assumed the role of the Company’s President and Chief Operating Officer in January 2021, after serving as the Company’s Vice President and Chief Financial Officer since September 2008. She continued to serve as the Company’s Chief Financial Officer until February 2021. She joined the Company in November 2001 as Secretary and Treasurer. She began her career in public accounting in 1991 with Deloitte & Touche LLP, where she worked for more than three years, after which she worked for seven years in finance and treasury functions with two public companies.

(3)

Mr. Demarest joined Crown Crafts in February 2021 as its Chief Financial Officer. He previously served as the Chief Financial Officer of Carbo Ceramics Inc., a global technology company that provides products and services to the oil and gas, industrial and environmental markets, from September 2020 to February 2021. Prior to that, he served almost 15 years in various positions at Tidewater Inc., an NYSE listed company providing offshore marine support and transportation services to the global offshore energy industry. At Tidewater, he advanced to Vice President, Controller and Principal Accounting Officer, a position that he held from June 2008 to December 2018. He also spent almost 17 years with KPMG LLP, serving as an Audit Partner of the firm from 1999 to 2004.

(4)

Ms. Sheridan joined NoJo in January 2019. She was previously Senior Vice President at Lambs & Ivy for eight years. Prior to that, she served as General Manager for Disney Consumer Products over Soft Lines for North America and had previously held numerous other roles with the Walt Disney Company over a fourteen-year period, including brand management, merchandising and director roles.

Compensation Discussion and Analysis

The Compensation Committee has overall responsibility for establishing, implementing and monitoring the Company’s compensation structure, policies and programs. The Compensation Committee oversees the design and implementation of strategic compensation programs for the Company’s executive officers and is responsible for assessing and approving the total compensation paid to the Company’s Chief Executive Officer and his compensation recommendations for other executive officers and for determining whether the compensation paid under the Company’s programs is fair, reasonable and competitive. The Compensation Committee Chair regularly reports to the Board on Compensation Committee actions and recommendations. The Compensation Committee has authority to retain (at the Company’s expense) outside counsel, compensation consultants and other advisors to assist as needed.

The individuals who served as the Company’s Chief Executive and Chief Financial Officers during fiscal year 2021, as well as the other individuals included in the “- Summary Compensation Table” below, are referred to individually, as a “named executive officer,” and collectively, as the “named executive officers.” With respect to the named executive officers, this Compensation Discussion and Analysis identifies the Company’s current compensation philosophy and objectives and describes the various methodologies, policies and practices for establishing and administering the compensation programs of the named executive officers.

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation programs are those that align the interests of the Company’s executive officers with those of its stockholders. The Compensation Committee further believes that a properly structured compensation program will attract and retain talented individuals and motivate them to drive stockholder value and achieve specific short- and long-term strategic objectives and that a significant percentage of executive pay should be based on the principle of pay-for-performance. However, the Compensation Committee also recognizes that the Company must maintain its ability to attract highly talented executives. For this reason, an important objective of the Compensation Committee is to ensure that the Company’s compensation program is competitive with its peer-group companies (the “compensation peer group”).

The Company’s executive compensation program is designed to provide:

●	levels of base compensation that are competitive with comparable companies;

●	annual incentive compensation that varies in a manner consistent with the achievement of individual performance objectives and financial results of the Company;

●	long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals; and

●	executive benefits that are meaningful and competitive with comparable companies.

In designing and administering the Company’s executive compensation program, the Compensation Committee attempts to strike an appropriate balance among these various elements. The Compensation Committee considers the pay practices of the compensation peer group to determine the appropriate pay mix and compensation levels. With respect to performance-based pay, the Compensation Committee believes that executive compensation should be closely tied to the financial and operational performance of the Company, as well as to the individual performance and responsibility level of the named executive officers. The Compensation Committee also believes that the Company’s executive compensation program should include a significant equity-based component because it best aligns the executives’ interests with those of the Company’s stockholders. For purposes of retention, the Compensation Committee believes that the equity-based component should have meaningful conditions to encourage valued employees to remain in the employ of the Company. Finally, the Compensation Committee also considers other forms of executive pay as a means to attract, retain and motivate highly qualified executives.

Methodology for Establishing Compensation

The Compensation Committee is comprised of three independent directors, all of whom satisfy the Nasdaq listing requirements and relevant SEC regulations. There are no interlocking relationships between any member of the Compensation Committee and any of our executive officers. None of the Compensation Committee members is an officer, employee or former officer or employee of the Company.

The Compensation Committee is responsible for all compensation decisions for the Chief Executive Officer and other named executive officers. The Chief Executive Officer annually reviews the performance of the other named executive officers, including consideration of market pay practices of the compensation peer group in conjunction with both Company and individual performance. The conclusions and recommendations of the Chief Executive Officer are presented to the Compensation Committee for approval. The Compensation Committee has absolute discretion as to whether it approves the recommendations of the Chief Executive Officer or makes adjustments, as it deems appropriate.

The Elements of Compensation

Total direct compensation includes cash, in the form of base salary and annual incentives, and long-term equity incentives. The Compensation Committee evaluates the mix between these three elements based on the pay practices of comparable companies.

The companies included in the compensation peer group are selected primarily on the basis of their comparability to the Company based on size, as measured through annual revenue, market capitalization and other financial measures. Although the Compensation Committee also considers and reviews information from proxy statements and other relevant survey data, it particularly focuses on the practices of the compensation peer group in considering compensation levels for the Company’s Chief Executive Officer and the other named executive officers. The Compensation Committee considers the opinions and recommendations of the Chief Executive Officer and various outside advisers and strives to be fully informed in its determination of the appropriate compensation mix and award levels for the named executive officers. All compensation decisions take into consideration the Compensation Committee’s guiding principles of fairness to employees, retention of talented executives and fostering improved Company performance, which it believes will ultimately benefit the Company’s stockholders. With respect to the named executive officers, the following table and text describe in greater detail the objectives and policies behind the various elements of the compensation mix.

Component	Type	Objectives
Base Salary	Fixed	• Attract and retain executives • Compensate executive for level of responsibility and experience
Annual Incentive Bonus	Variable	• Reward meaningful contributions to the Company’s profitability • Reward achievement of the Company’s annual financial and operational goals • Promote accountability and strategic decision-making
Long-Term Incentive Awards	Variable

•  Align management and stockholder goals by linking management compensation to stock price over extended period

•  Encourage long-term, strategic decision-making

•  Reward achievement of long-term company performance goals

•  Promote accountability

•  Retain key executives

Broad-Based Benefits Programs	Fixed	• Foster the health and well‑being of executives • Attract and retain executives • Reward employee loyalty and long-term service

Base Salary. It is the Company’s philosophy that employees be paid a base salary that is competitive with the salaries paid by comparable organizations based on each employee’s experience, performance and geographic location. Generally, the Company has chosen to position cash compensation at close to market median levels in order to remain competitive in attracting and retaining executive talent. The allocation of total cash between base salary and incentive bonus awards is based on a variety of factors. The Compensation Committee considers a combination of the executive’s performance, the performance of the Company and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within the Company, the scope of the executive’s responsibility and the current compensation package in place for the executive, including the executive’s current annual salary and potential bonus awards under the Company’s short-term incentive plan.

The Compensation Committee generally evaluates executive salaries annually. An analysis of the Company’s executive compensation indicated that base salaries for the named executive officers were generally positioned at the market median. During fiscal year 2021, based in part on information provided previously by an independent compensation consultant, as well as the Compensation Committee’s own assessment of the information and factors described above, the Compensation Committee determined to increase the base salary of Ms. Elliott and Ms. Sheridan incrementally to maintain market median levels.

Annual Incentive Bonus. The Company intends to continue its strategy of compensating the named executive officers through programs that emphasize performance-based incentive compensation. The Company’s short-term incentive compensation program is designed to recognize and reward executive officers and other employees who contribute meaningfully to the Company’s profitability and increase in stockholder value.

In general, the funding of the annual incentive bonus pool is dependent upon earnings before interest, taxes, depreciation and amortization (after deducting incentive compensation) of the Company and its subsidiaries. If the plan is fully funded, each named executive officer has the ability to receive the target bonus payout. The percentage of the target bonus actually paid to each named executive officer depends on the goal attainment levels. The threshold level of performance for funding the bonus pool is 90% of target, at which point the annual bonus pool is 5% funded.

For fiscal year 2021, the Company and two of its wholly-owned subsidiaries, NoJo and Carousel Designs, LLC, achieved the maximum level of the performance target. Sassy Baby, Inc., also a wholly-owned subsidiary of the Company, achieved greater than the minimum, but less than the maximum level of the performance target. Accordingly, the bonus pool was partially funded. Bonus amounts will be paid in the second quarter of fiscal year 2022, but were expensed in fiscal year 2021, the fiscal year in which the bonuses were earned and to which the payments relate.

Long-Term Incentive Awards. Long-term incentive awards are the third component of the Company’s total compensation package. The Compensation Committee believes that equity-based compensation ensures that the Company’s officers have a continuing stake in the long-term success of the Company. Accordingly, the Company’s officers and certain other employees may participate in the 2014 Omnibus Equity Compensation Plan (the “2014 Plan”) which provides for grants of equity incentive awards, including stock options, stock units, stock awards, stock appreciation rights and other stock-based awards. Awards may be granted under the 2014 Plan from time to time until August 11, 2024, unless the 2014 Plan is terminated or replaced prior to that date. The Compensation Committee approves all awards under the 2014 Plan and acts as the administrator of the 2014 Plan. At the Annual Meeting, the Company is asking its stockholders to approve the 2021 Plan to replace the 2014 Plan. See “Proposal 4 – Approval of the Crown Crafts, Inc. 2021 Incentive Plan.”

Award levels under the 2014 Plan are determined based on the compensation practices of the compensation peer group. In general, long-term incentive awards are targeted at the median of the compensation peer group with appropriate adjustments for individual and Company performance, although past awards have generally been below market levels. Stock options granted under the 2014 Plan, as well as under the Company’s prior equity compensation plans, vest and become exercisable in equal installments over a two-year period from the grant date, have a ten-year term and have an exercise price equal to the fair market value of Common Stock on the date of grant, and prior restricted stock awards have been subject to cliff vesting on the second, fourth or fifth anniversary of the date of grant. In the case of restricted stock, the shares are held by the Company’s transfer agent in escrow until restrictions lapse and the participant pays taxes on the value of the shares. Participants are entitled to any dividends payable on their restricted stock and to vote their shares. Restricted stock cannot be sold or transferred until the shares vest. Should a named executive officer leave the Company prior to the completion of the applicable vesting schedule, the unvested portion of the grant is forfeited.

Historically, the determination of whether equity compensation awards will be granted is made promptly following the preparation of the prior year’s audited financial statements because the awards are made (or not) based upon the Compensation Committee’s assessment of the Company’s overall performance for such period, as well as the Compensation Committee’s assessment of the individual’s overall performance over the same time. This determination is generally made considering the totality of the circumstances and not necessarily on the basis of one or more specified performance metrics.

Broad-Based Benefits Programs. The named executive officers are entitled to participate in the benefits programs that are available to all full-time employees. These benefits include health, dental, vision, disability and life insurance, paid vacation and Company contributions to a 401(k) profit-sharing retirement plan. The Company’s 401(k) plan provides for matching contributions by the Company in an amount equal to 100% of the first 2% of employee compensation deferred, plus 50% of the next 3% of employee compensation deferred. All employees age 18 and older are eligible to participate in the plan after two months of service.

Evaluation of Chief Executive Officer Compensation and Executive Performance

Compensation of Chief Executive Officer. The Compensation Committee meets with the other independent directors each year in an executive session to evaluate the performance of the Company’s Chief Executive Officer. The Compensation Committee does not confer with the Chief Executive Officer or any other members of management when setting the Chief Executive Officer’s base salary. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Chief Executive Officer and the other named executive officers.

Compensation of Other Named Executive Officers. The Chief Executive Officer met with the Compensation Committee to review his compensation recommendations for the other named executive officers. He described the findings of his performance evaluation of all such persons and provided the basis of his recommendations with the Compensation Committee, including the scope of each person’s duties, oversight responsibilities and individual objectives and goals against results achieved. In its analysis of the other named executive officers, the Compensation Committee applied the same rationale to this group as it applied when considering the Chief Executive Officer’s base salary. The Compensation Committee also considered the pay practices of the compensation peer group and information previously provided to the Company by an independent compensation consultant.

Administrative Policies and Practices. To evaluate and administer the compensation programs of the Chief Executive Officer and other named executive officers, the Compensation Committee meets periodically each year in conjunction with regularly scheduled Board meetings. The Compensation Committee also holds special meetings and meets telephonically to discuss extraordinary items.

Employment, Severance and Compensation Arrangements

The Company has entered into an amended and restated employment and severance protection agreement with Mr. Chestnut and employment agreements with each of Ms. Elliott and Mr. Demarest. A summary of the terms of these agreements is set forth below.

E. Randall Chestnut. The Company entered into an amended and restated employment and severance protection agreement with Mr. Chestnut effective as of December 16, 2020, which amends and supersedes in their entirety the employment agreement, dated July 23, 2001, and the amended and restated severance protection agreement, dated April 20, 2004, each as subsequently amended, between the Company and Mr. Chestnut. Consequently, Mr. Chestnut now is entitled to receive only the compensation provided under the amended and restated employment and severance protection agreement and is no longer entitled to receive any compensation under the original agreements.

The term of Mr. Chestnut’s amended and restated employment and severance protection agreement ends April 2, 2023. Pursuant to the agreement, the Company agrees to continue to employ Mr. Chestnut as President until January 4, 2021 and as Chief Executive Officer until such time as the Board appoints a new Chief Executive Officer. In such event, Mr. Chestnut thereafter will continue to be employed by the Company and provide services reasonably necessary to support the new Chief Executive Officer. During the term, Mr. Chestnut will also continue to serve as the Chairman of the Board so long as he is a member of the Board.

Under Mr. Chestnut’s agreement, he: (i) received or will receive an annual salary equal to $463,500 through March 28, 2021, $231,750 from March 29, 2021 through April 3, 2022, and $154,484.66 from April 4, 2022 through April 2, 2023; and (ii) is eligible to receive a cash bonus with respect to fiscal year 2021 (consistent with past bonuses paid by the Company to him), but not with respect to any subsequent fiscal year. During the term of the agreement, so long as Mr. Chestnut serves as a member of the Board, he will also be entitled to receive an annual grant of shares of Common Stock on the same terms as the annual grant of shares made to non-employee members of the Board. Additionally, the agreement provides that Mr. Chestnut is entitled to participate in any medical, dental, hospitalization, disability, accident, life insurance and 401(k) plans or arrangements of the Company and to payment of reasonable moving expenses up to $30,000.

Pursuant to Mr. Chestnut’s agreement: (i) the Company purchased from Mr. Chestnut, on December 16, 2020, 250,000 shares of Common Stock owned by him for an aggregate purchase price of $1,885,875.00, or $7.5435 per share (which represents the trailing 10-trading day volume weighted average closing price of the Common Stock ending, and including, December 16, 2020); and (ii) the Company transferred to Mr. Chestnut title to the 2016 Ford F-150 used by him in connection with his employment. Additionally, pursuant to the agreement, the Company paid to Mr. Chestnut all accrued but unpaid vacation and other paid time off earned under the Company’s vacation and paid time off policies through March 28, 2021.

Mr. Chestnut’s agreement also contains: (i) post-employment non-competition and customer non-solicitation provisions which end on the later of (a) the date which is one year after the termination of Mr. Chestnut’s employment with the Company, and (b) April 2, 2023; and (ii) two-year post-employment employee non-solicitation provisions. Mr. Chestnut’s agreement also provides Mr. Chestnut with certain benefits upon the termination of his employment. These benefits are discussed under “ — Potential Payments Upon Termination or Change in Control.”

Olivia W. Elliott. The Company entered into an employment agreement with Ms. Elliott effective as of November 6, 2008, pursuant to which Ms. Elliott initially agreed to serve as the Company’s Vice President and Chief Financial Officer. On December 16, 2020, the Board appointed Ms. Elliott to serve as the Company’s President and Chief Operating Officer, effective January 4, 2021. The initial term of Ms. Elliott’s agreement expired on November 6, 2009; however, the agreement renews automatically on a daily basis unless either party gives the other party one year’s advance notice of non-renewal.

Ms. Elliott’s agreement provides for an annual salary, subject to annual review and upward adjustment, and cash bonuses based on the Company’s achievement of performance criteria established by its Board, as well as other benefits under programs adopted by the Company from time to time. Ms. Elliott’s agreement also contains one-year post-employment non-competition provisions, one-year post-employment customer non-solicitation provisions and two-year post-employment employee non-solicitation provisions. The agreement also provides Ms. Elliott with certain benefits upon the termination of her employment. These benefits are discussed under “ — Potential Payments Upon Termination or Change in Control.”

In connection with Ms. Elliot’s appointment as President and Chief Operating Officer: (i) effective January 4, 2021, Ms. Elliott’s salary increased to $325,000 per annum, and she is eligible to receive a target annual cash bonus equal to 60% of her salary; and (ii) on January 4, 2021, the Company granted Ms. Elliott, pursuant to the 2014 Plan, an option to purchase 50,000 shares of Common Stock with an exercise price per share equal to the fair market value of the Common Stock on such date, which option will vest and become exercisable as to one-half of the underlying shares on each of January 4, 2022 and January 4, 2023.

Craig J. Demarest. The Company entered into an employment agreement with Mr. Demarest effective as of February 22, 2021, pursuant to which Mr. Demarest has agreed to serve as the Company’s Vice President and Chief Financial Officer. The initial term of Mr. Demarest’s agreement expires on February 28, 2022; however, beginning on March 1, 2021 and continuing on the first day of each calendar month thereafter, such term will be extended automatically for one additional calendar month so that the term of Mr. Demarest’s agreement will always be for one full year, unless either party provides notice to the other at any time that the term shall not be further extended and shall terminate at the end of the one-year period following such notice.

Under Mr. Demarest’s agreement, he: (i) will receive a minimum base salary of $237,500, subject to annual review and upward adjustment; (ii) commencing with the Company’s 2022 fiscal year beginning on March 29, 2021, will be eligible to receive a target bonus of up to 40% of his base salary amount and as much as 60% of his base salary amount if certain earnings goals are met; and (iii) is entitled to receive other benefits under programs adopted by the Company from time to time. Upon the execution of the agreement, Mr. Demarest also received a grant of 10,000 shares of Common Stock pursuant to the 2014 Plan, which shares are subject to vesting on February 22, 2023. Mr. Demarest’s employment agreement also contains one-year post-employment non-competition provisions, one-year post-employment customer non-solicitation provisions and one-year post-employment employee non-solicitation provisions. The agreement also provides Mr. Demarest with certain benefits upon the termination of his employment. These benefits are discussed under “ — Potential Payments Upon Termination or Change in Control.”

Donna E. Sheridan. NoJo entered into an employment agreement with Ms. Sheridan effective as of January 18, 2019, pursuant to which Ms. Sheridan has agreed to serve as President and Chief Executive Officer of NoJo. The initial term of Ms. Sheridan’s employment agreement expired on December 31, 2019; however, beginning on February 1, 2019 and continuing on the first day of each calendar month thereafter, the term of the agreement will be extended automatically for one additional calendar month so that such term will always be for one full year, unless either party provides notice to the other at any time that the term shall not be further extended and shall terminate at the end of the one-year period following such notice.

Ms. Sheridan’s employment agreement provides for an annual salary, subject to annual review and upward adjustment, and cash bonuses based on the Company’s achievement of performance criteria established by the Compensation Committee, as well as other benefits under programs adopted by the Company from time to time. It also contains one-year post-employment non-competition, customer non-solicitation and employee non-solicitation provisions. The agreement also provides Ms. Sheridan with certain benefits upon the termination of her employment. These benefits are discussed under “ — Potential Payments Upon Termination or Change in Control.”

Stock Ownership Guidelines

The Board has implemented stock ownership guidelines for directors and the Company’s Chief Executive Officer, President, Chief Operating Officer and the Chief Financial Officer. Under those guidelines: (i) directors are expected to hold shares of Common Stock having a value equal to not less than three times their retainer; (ii) the Chief Executive Officer is expected to hold shares of Common Stock having a value equal to not less than two times the Chief Executive Officer’s annual salary; and (iii) the President, Chief Operating Officer and Chief Financial Officer are expected to hold shares of Common Stock having a value equal to not less than the amount of their annual salary. Neither the Board nor the Compensation Committee has implemented stock ownership guidelines for other officers. The Compensation Committee, however, continues to periodically review best practices and re-evaluate whether additional stock ownership guidelines are consistent with the compensation philosophy of the Company and with the interests of its stockholders.

Insider Trading Policy

The Board has adopted an insider trading policy which is applicable to Board members and the officers and other employees of the Company and its subsidiaries. Under the policy, no Board member or any officer or other employee (or any other person designated by the policy or by the Company’s Compliance Officer as subject to the policy) who is aware of material nonpublic information relating to the Company may, directly or indirectly through family members or other persons or entities:

(i)          engage in transactions in the Company’s securities, except as otherwise specified in the policy;

(ii)         recommend the purchase or sale of any of the Company’s securities;

(iii)        disclose material nonpublic information about us to other persons, including friends, business associates and investors, unless any such disclosure is made in accordance with our policies regarding the protection, or authorized external disclosure, of such information; or

(iv)         assist anyone engaged in any of the above activities.

In addition, no Board member or any officer or other employee (or any other person designated by the policy or by the Company’s Compliance Officer as subject to the policy) who, in the course of working for us, learns of material nonpublic information about a company with which we do business, including one of our customers or suppliers, may trade in that company’s securities until the information becomes public or is no longer material.

To further ensure adherence with the policy, procedures applicable to Board members and our officers have been established for blackout periods with respect to quarterly trading restrictions as well as event-specific trading restriction periods. The policy provides guidance as to what constitutes material information and when information becomes public. The policy addresses transactions by family members and controlled entities, as well as other transactions which are prohibited, such as short-term trading, short sales, publicly trading in options, margin purchases and pledging. The policy discusses the consequences of an insider trading violation and additional procedures applicable to Board members and our officers. The policy requires all persons subject to the policy to provide written certification of their understanding of, and intent to comply with, the policy.

The policy also strongly discourages Board members and the officers and other employees of the Company and its subsidiaries from engaging in hedging or monetization transactions (including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds). Any person wishing to enter into such an arrangement must first submit the proposed transaction for approval by the Company’s Compliance Officer. Any request for pre-clearance of a hedging or similar arrangement must set forth the justification for the proposed transaction. The Company’s Compliance Officer has never approved, nor has received, a request for pre-clearance of a hedging or similar arrangement.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the Company’s management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee: Zenon S. Nie (Chair) Sidney Kirschner Patricia Stensrud

Summary Compensation and Other Tables

Summary Compensation Table. The following table sets forth all compensation paid or accrued during fiscal year 2021 and the fiscal year ended March 29, 2020 (“fiscal year 2020”) to the named executive officers.

Name and Principal Position	Fiscal Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
E. Randall Chestnut Chairman of the Board and Chief Executive Officer, former President	2021 2020	$465,728 $461,272	$ - $ -	$ -	$417,150 (1) $417,150 (2)	$75,396 (3) $24,321 (4)	$958,274 $902,743
Olivia W. Elliott President and Chief Operating Officer, former Vice President and Chief Financial Officer	2021 2020	$309,904 $294,712	$ 49,200 (9) $ -	$64,842 (11) $ -	$212,625 (1) $180,000 (2)	$24,467 (5) $23,319 (6)	$661,038 $498,031
Craig J. Demarest (13) Vice President and Chief Financial Officer	2021	$22,837	$ 76,000 (10)	$ -	$ -	$1,038 (14)	$99,875
Donna E. Sheridan President and Chief Executive Officer, NoJo	2021 2020	$306,442 $298,558	$ 49,200 (9) $ -	$ 32,421 (11) $ 5,915 (12)	$186,000 (1) $125,720 (2)	$27,374(7) $26,365 (8)	$601,437 $456,558

(1)	Represents incentive bonus amounts earned in fiscal year 2021 but paid in fiscal year 2022.

(2)	Represents incentive bonus amounts earned in fiscal year 2020 but paid in fiscal year 2021.

(3)

Represents amounts paid by the Company on behalf of Mr. Chestnut as follows: (i) $9,065 in automobile expenses; (ii) $10,677 in matching contributions to Mr. Chestnut’s account under the Company’s 401(k) retirement savings plan; (iii) $35,654 in accrued but unpaid vacation; and (iv) $20,000 value associated with the company vehicle transferred to Mr. Chestnut pursuant to the terms of his amended and restated employment and severance protection agreement. The “All Other Compensation” does not include the aggregate purchase price of $1,885,875.00 the Company paid to Mr. Chestnut on December 16, 2020 to purchase 250,000 shares of his Common Stock pursuant to Mr. Chestnut’s amended and restated employment and severance protection agreement. See “–Compensation Discussion and Analysis – Employment, Severance and Compensation Arrangements – E. Randall Chestnut.”

(4)

Represents amounts paid by the Company on behalf of Mr. Chestnut as follows: (i) $14,599 in automobile expenses; and (ii) $9,722 in matching contributions to Mr. Chestnut’s account under the Company’s 401(k) retirement savings plan.

(5)

Represents amounts paid by the Company on behalf of Ms. Elliott as follows: (i) $14,644 in automobile expenses; and (ii) $9,823 in matching contributions to Ms. Elliott’s account under the Company’s 401(k) retirement savings plan.

(6)

Represents amounts paid by the Company on behalf of Ms. Elliott as follows: (i) $13,381 in automobile expenses; and (ii) $9,938 in matching contributions to Ms. Elliott’s account under the Company’s 401(k) retirement savings plan.

(7)

Represents amounts paid by the Company on behalf of Ms. Sheridan as follows: (i) $17,671 in automobile expenses; and (ii) $9,703 in matching contributions to Ms. Sheridan’s account under the Company’s 401(k) retirement savings plan.

(8)

Represents amounts paid by the Company on behalf of Ms. Sheridan as follows: (i) $15,708 in automobile expenses; and (ii) $10,657 in matching contributions to Ms. Sheridan’s account under the Company’s 401(k) retirement savings plan.

(9)	Represents the aggregate grant date fair value of restricted stock granted in fiscal year 2021 computed in accordance with FASB ASC Topic 718. Shares are subject to vesting on June 10, 2022.

(10)	Represents the aggregate grant date fair value of restricted stock granted in fiscal year 2021 computed in accordance with FASB ASC Topic 718. Shares are subject to vesting on February 22, 2023.

(11)

Reflects the aggregate grant date fair value of stock options granted in fiscal year 2021 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 8 to the Company’s audited consolidated financial statements for the fiscal year ended March 28, 2021, included in the Company’s Annual Report on Form 10-K filed with the SEC on June 9, 2021.

(12)

Reflects the aggregate grant date fair value of stock options granted in fiscal year 2020 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 8 to the Company’s audited consolidated financial statements for the fiscal year ended March 28, 2021, included in the Company’s Annual Report on Form 10-K filed with the SEC on June 9, 2021.

(13)	Mr. Demarest joined the Company in February 2021.

(14)	Represents $1,038 paid by the Company to Mr. Demarest as an automobile allowance.

Outstanding Equity Awards at Fiscal Year-End. The following table sets forth information regarding the outstanding equity awards held by the named executive officers at March 28, 2021, the last day of fiscal year 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (5)
E. Randall Chestnut	-	-	-	-	-	-
Olivia W. Elliott	-	50,000 (1)	$7.11	1/4/2031	10,000 (2)	$ 76,800
Craig J. Demarest	-	-	-	-	10,000 (3)	$ 76,800
Donna E. Sheridan	7,500 (4) -	7,500 (4) 25,000 (1)	$4.76 $7.11	6/13/2029 1/4/2031	10,000 (2) -	$ 76,800 -

(1)

Amounts shown are the number of shares underlying the options granted to the named executive officer on January 4, 2021. The options vest and become exercisable in equal installments over a two‑year period.

(2)	Amount shown is the number of shares of unvested stock granted on June 10, 2020. These shares vest on June 10, 2022.

(3)	Amount shown is the number of shares of unvested stock granted on February 22, 2021. These shares vest on February 22, 2023.

(4)

Amounts shown are the number of shares underlying the options granted to the named executive officer on June 13, 2019, of which 7,500 options vested and became exercisable on June 13, 2020 and the remaining 7,500 options become exercisable on June 13, 2021.

(5)	Market values shown are based on the closing price of Common Stock of $7.68 per share as of March 26, 2021, as reported on Nasdaq.

Option Exercises and Stock Vested

The following table sets forth information regarding exercises of stock options and vesting of stock for the named executive officers during fiscal year 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
E. Randall Chestnut	-	-	-	$ -
Olivia W. Elliott	-	-	-	$ -
Craig J. Demarest	-	-	-	$ -
Donna E. Sheridan	-	-	25,000	$182,000(1)

(1)

On January 18, 2021, 25,000 shares of restricted stock vested at a market price of $7.28 per share. The Company withheld 11,731 shares of Common Stock to satisfy the tax withholding obligations incurred by Ms. Sheridan upon the vesting of the shares.

Potential Payments Upon Termination or Change in Control

Each of the applicable agreements between the Company (which, for purposes of this discussion, includes NoJo in the case of Ms. Sheridan’s employment agreement) and the named executive officers requires the Company to make severance payments and provide severance benefits to the executive under certain circumstances if his or her employment with the Company is terminated other than for “cause” or for “good reason” (each as defined in the applicable agreement and discussed under “ – Definitions of Cause and Good Reason”) or upon the executive’s death or disability.

The Compensation Committee has determined that the severance and change in control benefits discussed below are an important part of a competitive overall compensation arrangement for the named executive officers; consistent with the objective of attracting, motivating and retaining highly talented executives and important as a recruitment and retention device. The Compensation Committee also has concluded that change in control benefits, where applicable, help to secure the continued employment and dedication of the applicable named executive officer, mitigate concern that such officer might have regarding such officer’s continued employment prior to or following a change in control and encourage independence and objectivity when considering possible transactions that may be in the best interests of the Company’s stockholders but may possibly result in the termination of such officer’s employment. Finally, the Compensation Committee has concluded that post-termination non-competition and non-solicitation covenants to which the named executive officers have agreed in their employment agreements in consideration for the Company providing the benefits discussed below are highly beneficial to the Company.

The Compensation Committee has determined that the payment or provision of the benefits discussed below is consistent with competitive practices for positions at the level of the named executive officers. The potential amount of such benefits that an executive may receive in the event of a change in control, if any, did not influence the Compensation Committee’s decisions regarding other compensation elements due to the fact that a change in control may never occur during the named executive officer’s term of employment.

E. Randall Chestnut. Under Mr. Chestnut’s employment and severance protection agreement, if Mr. Chestnut’s employment is terminated by the Company without cause or by Mr. Chestnut for good reason, then, in addition to salary and benefits accrued through the date of termination, the Company will: (i) pay Mr. Chestnut’s annual bonus for fiscal year 2021, if not previously paid; (ii) continue to pay Mr. Chestnut his annual salary through April 2, 2023, which salary will be paid in regular installments unless Mr. Chestnut terminates his employment for good reason, in which case, such salary will be paid in one lump sum payment; (iii) issue to Mr. Chestnut any stock awards to which he would have been entitled under the agreement had his employment not been terminated; and (iv) pay or reimburse Mr. Chestnut for any group health insurance premiums paid or incurred through April 2, 2023. In all other instances of termination of Mr. Chestnut’s employment, including by the Company for cause, by Mr. Chestnut without good reason or by reason of Mr. Chestnut’s death or disability, the Company will pay to Mr. Chestnut all salary and benefits accrued through the date of the termination and his annual bonus for fiscal year 2021, if not previously paid.

Olivia W. Elliott. Under Ms. Elliott’s employment agreement, if her employment is terminated by the Company without cause or by her for good reason, then she is entitled to payment of the sum of: (i) her salary, perquisites and all other compensation other than bonuses for the greater of the remaining term of her employment agreement and one year; plus (ii) a bonus, which is required to be an amount equal to the highest annual bonus paid or payable to her in respect of any of the immediately preceding three full fiscal years. This amount is payable as well to Ms. Elliott if her respective employment agreement is not expressly assumed by any acquiror of the Company, whether by purchase, merger, consolidation or otherwise. Additionally, Ms. Elliott is entitled to provide notice of termination of her employment and receive the foregoing severance payments and benefits under the following circumstances: (i) if there occurs a “change in control” (as defined in Ms. Elliott’s agreement), and if at the time of such change in control, E. Randall Chestnut is not employed by the Company or any of its affiliates; or (ii) if there occurs a change in control and if Mr. Chestnut is so employed at the time of such change in control and at any time during the 150-day period immediately following the occurrence of such change in control, Mr. Chestnut shall no longer be employed by the Company or any of its affiliates for whatever reason. For purposes of Ms. Elliot’s agreement, “change in control” generally means: (i) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition of beneficial ownership by any person or entity or any group of persons or entities acting in concert of 25% or more of the outstanding shares of Common Stock; (ii) the sale of all or substantially all of the assets of the Company; or (iii) the liquidation of the Company.

Craig J. Demarest. Under Mr. Demarest’s employment agreement, if Mr. Demarest’s employment is terminated by the Company without cause or by him for good reason, then then the Company will: (i) continue to pay Mr. Demarest equal installments, in accordance with the Company’s normal payroll practices and cycles, totaling the sum of his annual base salary as then in effect, plus the highest annual bonus paid or payable to him in respect of any of the three full fiscal years ended immediately prior to the date of his termination; and (ii) pay to Mr. Demarest all salary accrued through the date of the termination, plus credit for any vacation earned but not taken, and any bonus earned for the prior fiscal year but not yet paid, as of the date of termination. In all other instances of termination of Mr. Demarest’s employment, including by the Company for cause, by Mr. Demarest without good reason or by reason of Mr. Demarest’s retirement, death or incapacity, the Company will pay to Mr. Demarest all salary accrued through the date of the termination, plus credit for any vacation earned but not taken or paid through the date of termination.

Donna Sheridan. Under Ms. Sheridan’s employment agreement, if Ms. Sheridan’s employment is terminated by NoJo without cause or by her for good reason, then she is entitled to payment of: (i) any accrued but unpaid salary through the end of the calendar month in which such termination occurs plus credit for any vacation earned but not taken, plus any bonus earned at the end of the prior fiscal year that has not been paid by the date of termination; and (ii) equal installment payments in accordance with normal payroll practices, which are in the aggregate equal to the sum of (a) her salary (at the rate in in effect as of the date of termination) and (b) the highest annual bonus paid or payable to her in respect of any of the three full fiscal years ended immediately prior to the date of termination.

Definitions of Cause and Good Reason. For purposes of each of Mr. Chestnut’s agreement and Ms. Elliot’s agreement, a termination of employment is for “cause” if the executive has been convicted of a felony or if the termination is evidenced by a resolution adopted in good faith by two-thirds of the Board that the executive: (i) intentionally and continually failed substantially to perform his or her reasonably assigned duties for a period of at least 30 days after a written notice of demand for substantial performance has been delivered to the executive; or (ii) intentionally engaged in illegal conduct or gross misconduct which results in material economic harm to the Company.

For purposes of each of Mr. Demarest’s agreement and Ms. Sheridan’s agreement, “cause” exists if the executive: (i) is convicted of, pleads guilty or nolo contendere to, or confesses to any felony or any act of fraud, misappropriation, misrepresentation or embezzlement; (ii) has engaged in any dishonest act to the material damage or prejudice to the Company or its subsidiaries or in any conduct materially damaging to their property, business or reputation; (iii) has engaged in habitual substance abuse; (iv) breaches the terms of his or her employment agreement and fails, after notice, to timely cure such breach; (v) violates any rule, regulation or policy of the Company and fails, after notice, to timely cure such violation; or (vi) willfully and continually fails to substantially perform his or her duties and, fails, after notice, to timely cure such failure.

For purposes of each of Mr. Chestnut’s agreement and Ms. Elliot’s agreement, “good reason” means a good faith determination by the executive that, without the executive’s consent, any one or more of the following events or conditions has occurred:

●

the assignment to the executive of any duties inconsistent with the executive’s position, authority, duties or responsibilities (with respect to Mr. Chestnut’s agreement, the appointment of a new Chief Executive Officer will not constitute good reason);

●

a material reduction by the Company of the executive’s base salary or an adverse change in the eligibility requirements or performance criteria under any bonus, incentive or compensation plan, program or arrangement;

●	any failure to pay the executive any compensation or benefits to which the executive is entitled within five days of the date due;

●

with respect to Mr. Chestnut’s agreement, the Company requiring Mr. Chestnut, after March 28, 2021, to be based in any particular location, except for reasonably required travel on Company business; and with respect to Ms. Elliot’s agreement, the Company’s requiring Ms. Elliott to be based anywhere other than within 50 miles of her job location, except for reasonably required travel;

●	the insolvency or the filing of a petition for bankruptcy by the Company;

●	any purported termination of the executive’s employment for cause by the Company which does not comply with the specified provisions governing a termination for cause; or

●	any breach by the Company of any material provision of the executive’s agreement.

In addition, under Ms. Elliot’s agreement, the occurrence of one or more of the following also constitutes good reason:

●

the failure by the Company to continue in effect any pension, bonus, incentive, stock ownership, purchase, option, life insurance, health, accident disability, or any other employee benefit plan, program or arrangement, in which Ms. Elliott participates, or the taking of any action by the Company that would adversely affect Ms. Elliott’s participation or materially reduce Ms. Elliott’s benefits under any of such plans; or

●	the taking of any action by the Company that would materially adversely affect the physical conditions in or under which Ms. Elliott performs her employment duties.

For purposes of each of Mr. Demarest’s agreement and Ms. Sheridan’s agreement, “good reason” exists if, without the executive’s consent: (i) he or she is required to relocate or otherwise establish his or her principal daily work location more than 50 miles from his or her current principal work location (other than a change in such location to a location closer to his or her home residence); (ii) there is a material diminution in his or her authority, duties or responsibilities; or (iii) the employer (either the Company or NoJo) materially breaches the employment agreement.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of three directors, all of whom are independent, as defined by the listing standards of Nasdaq. The Board has determined that Donald Ratajczak is an Audit Committee financial expert within the meaning of regulations adopted by the SEC because of his accounting and related financial management expertise and experience. The Audit Committee has adopted a formal, written charter, which has been approved by the full Board and which specifies the scope of the Audit Committee’s responsibilities and how it should carry them out. The complete text of the Audit Committee charter is available on the Company’s website at www.crowncrafts.com.

The Audit Committee oversees the Company’s financial reporting process and internal control structure on behalf of the Board. Management is responsible for the preparation, presentation and integrity of the financial statements and the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion as to the conformity of the Company’s consolidated financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the fiscal year ended March 28, 2021. The Audit Committee has discussed with KPMG, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board. In addition, KPMG has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG the firm’s independence from management and the Company.

Based on the aforementioned review and discussions with management and KPMG, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s 2021 Annual Report for the fiscal year ended March 28, 2021.

This report has been submitted by the Audit Committee.

Donald Ratajczak (Chair) Sidney Kirschner Patricia Stensrud

The Report of the Audit Committee is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates such information by reference.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG currently serves as the Company’s independent registered public accounting firm and conducted the audit of the Company’s consolidated financial statements for fiscal years 2021 and 2020. Although appointment of the independent registered public accounting firm of the Company is not required to be submitted to a vote of the stockholders of the Company for ratification under the laws of Delaware, the Audit Committee has recommended that the Board submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether to retain KPMG and may retain that firm or another independent registered public accounting firm without resubmitting the matter to the stockholders of the Company for their approval. Even if the appointment is ratified, the Audit Committee of the Board may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accountant’s Fees and Services

The following is a summary of the fees billed to the Company by KPMG for professional services rendered during the fiscal years 2021 and 2020:

Fee Category	Fiscal 2021 Fees	Fiscal 2020 Fees
Audit Fees(1)	$ 225,000	$ 215,250
Audit-Related Fees(2)	$ -	$ -
Tax Fees(3)	$ 147,950	$ 142,830
All Other Fees(4)	$ -	$ -
Total Fees	$ 372,950	$ 358,080

(1)

Audit fees consist of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by such accountants in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. There were no audit-related fees billed to the Company by KPMG in fiscal years 2021 or 2020.

(3)	Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and customs and duties tax planning.

(4)	Other fees consist of fees for products and services other than the services reported above. There were no fees billed to the Company by KPMG in fiscal years 2021 or 2020 that are not included in the above classifications.

Pre-Approval Policies and Procedures

All services provided by KPMG are subject to pre-approval by the Audit Committee. Pre-approval may be provided for specific categories of services, limited to a specified budget amount, and may generally be given for up to one year. Before granting approval for additional services, or on a case-by-case basis as determined by the Audit Committee, the Audit Committee will require: (i) a detailed description of the proposed service; (ii) a statement from management as to why they believe KPMG is best qualified to perform the service; and (iii) an estimate of the fees to be incurred. Before granting its approval, the Audit Committee gives due consideration to whether approval of the relevant service will have a detrimental impact on the independence of KPMG.

All fees of KPMG in the preceding table were approved in accordance with the Audit Committee’s pre-approval policies and procedures.

Recommendation of the Board of Directors

The Board unanimously recommends a vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending April 3, 2022. Proxies will be voted “FOR” the appointment of KPMG as the Company’s independent registered public accounting firm unless otherwise specified.

PROPOSAL 3 – APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Overview

Pursuant to Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the related rules of the SEC, stockholders of the Company are being asked to provide advisory approval of the compensation of the Company’s named executive officers, as it has been described in the “Executive Compensation” section of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this Proxy Statement. While this vote is advisory and not binding on the Company, it will provide the Company with information regarding investor sentiment about its executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of fiscal year 2022 and beyond.

At the Company’s annual meeting of stockholders held in 2019, the stockholders voted, on an advisory basis, on the frequency of holding future advisory votes on the compensation of the Company’s named executive officers. After considering the results of that vote, the Board determined to include a say-on-pay proposal in the Company’s proxy materials every year until the next required advisory vote on the frequency of stockholder advisory votes on named executive officer compensation.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate and retain the named executive officers, each of whom is critical to the Company’s success. Under these programs, the named executive officers are rewarded for the achievement of specific annual, long-term, strategic and corporate goals and the realization of increased stockholder value. Stockholders are encouraged to read the “Executive Compensation” section for additional details about the Company’s executive compensation programs, including information about the compensation of the named executive officers for fiscal year 2021.

This say-on-pay proposal gives stockholders the opportunity to endorse or not endorse the overall executive compensation program as described in this Proxy Statement by voting for or against the following resolution:

“RESOLVED, that the Company’s stockholders approve the compensation of the named executive officers as described in this Proxy Statement under “Executive Compensation”, including the Compensation Discussion and Analysis, the compensation tables and related material.”

The vote by the stockholders will be a non-binding, advisory vote, meaning that the voting results will not be binding on the Company, the Board or the Compensation Committee or overrule or affect any previous action or decision by the Board or the Compensation Committee or any compensation previously paid or awarded. However, the Board and the Compensation Committee will take the voting results into account when determining executive compensation matters in the future.

Recommendation of the Board of Directors

The Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as described in this Proxy Statement. Proxies will be voted “FOR” the approval of the compensation of the Company’s named executive officers unless otherwise specified.

PROPOSAL 4 – APPROVAL OF THE CROWN CRAFTS, INC. 2021 INCENTIVE PLAN

Overview

We are asking our stockholders to approve the Crown Crafts, Inc. 2021 Incentive Plan to replace the Crown Crafts, Inc. 2014 Omnibus Equity Compensation Plan, as amended. The 2014 Plan is the only plan under which equity-based compensation may currently be awarded to our executive officers and other employees, as well as our non-employee directors. As of the Record Date, there were 49 shares of Common Stock remaining available for the grant of equity awards under the 2014 Plan. In order to enable us to continue to offer meaningful equity-based incentives to our employees, officers, directors and consultants, the Board believes that it is both necessary and appropriate to increase the number of shares of Common Stock available for these purposes. As a result, on June 8, 2021, upon the recommendation of the Compensation Committee, the Board approved and adopted the 2021 Plan, subject to approval by our stockholders at the Annual Meeting.

If the 2021 Plan is approved by our stockholders at the Annual Meeting, then it will become effective on August 10, 2021 (the “effective date”), and the maximum number of shares of Common Stock available for issuance under the 2021 Plan will be 1,200,000. The Compensation Committee will not make any awards under the 2014 Plan between June 30, 2021, which is the date of this Proxy Statement, and the Annual Meeting. Assuming our stockholders approve the 2021 Plan, then from and after the effective date no further awards will be granted under the 2014 Plan, and the 2014 Plan will remain in effect only for so long as awards granted thereunder remain outstanding. If the 2021 Plan is not approved by our stockholders, then no awards will be made under the 2021 Plan, and the 2014 Plan will remain in effect as it existed immediately prior to the Annual Meeting. However, if the 2021 Plan is not approved, then our ability to grant equity awards going forward will be severely limited.

Key Data Used to Determine the Number of Shares Needed

Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards under the 2014 Plan and the Crown Crafts, Inc. 2006 Omnibus Incentive Plan (the “2006 Plan”) as of June 15, 2021:

As of June 15, 2021
Total stock options outstanding	695,000
Weighted average exercise price of stock options outstanding	$7.18
Weighted average remaining duration of stock options outstanding (years)	7.3
Total shares subject to time-based unvested full value awards outstanding	119,708
Common Stock outstanding as of June 15, 2021	10,030,319

Significant Historical Award Information

Common measures of an equity plan’s cost include burn rate, overhang and dilution. The burn rate refers to annual share usage, which measures how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last three years, we have maintained an average burn rate of 1.9% of shares of Common Stock outstanding per year. Dilution measures the degree to which our stockholders’ ownership has been diluted by stock-based compensation awarded under our various equity plans and also includes shares that may be awarded under our various equity plans in the future, which is commonly referred to as “overhang.”

Key Equity Metrics	Fiscal 2021 (%)	Fiscal 2020 (%)	Fiscal 2019 (%)
Burn Rate(1)	2.5	1.7	1.6
Overhang(2)	7.5	9.4	10.0
Dilution(3)	5.7	5.1	4.5

(1)

Burn rate is calculated by dividing the number of shares subject to equity awards granted during the applicable fiscal year by the total weighted-average number of shares of Common Stock outstanding during the applicable fiscal year.

(2)	Overhang is calculated by dividing: (i) the sum of (a) the number of shares subject to equity awards outstanding at the end of the fiscal year and (b) the number of shares available for future grants; by (ii) the number of shares of Common Stock outstanding at the end of the fiscal year.

(3)	Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares of Common Stock outstanding at the end of the fiscal year.

Future Share Needs

If the 2021 Plan is approved by our stockholders, then the aggregate number of shares of Common Stock available for issuance pursuant to awards granted under the 2021 Plan will be 1,200,000, subject to adjustment as provided in the 2021 Plan. We expect this amount to last for approximately 6 years of awards. This estimate is based on an average annual burn rate of 1.9%, as described above. While we believe this modeling provides a reasonable estimate of how long such a share reserve would last, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our stock price, changes in the structure of our equity program and forfeitures of outstanding awards. The total overhang resulting from this share request, including the awards outstanding under the 2014 Plan and the 2006 Plan, represents approximately 19.2% of the shares of the Common Stock outstanding as of the Record Date.

Important Provisions of the 2021 Plan

The 2021 Plan contains the following provisions that the Compensation Committee believes are consistent with the interests of stockholders and sound corporate governance practices:

•	No evergreen. The 2021 Plan does not include an “evergreen” feature pursuant to which the shares available for issuance under the 2021 Plan can be automatically replenished.

•

No repricing of stock options or SARs. The 2021 Plan prohibits the repricing of stock options or stock appreciation rights (“SARs”) without stockholder approval. This prohibition includes reducing the exercise price or base price after the date of grant or replacing, regranting or canceling a stock option or SAR for cash or another award (including following a participant’s voluntary surrender of underwater stock options or SARs).

•	No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying stock on the date of grant.

•

No Liberal Share Recycling Provisions. The 2021 Plan prohibits the re-use of shares withheld or delivered to satisfy the exercise price of a stock option or stock appreciation right or to satisfy tax withholding requirements. The 2021 Plan also prohibits “net share counting” upon the exercise of stock options or stock appreciation rights.

•

No liberal change-in-control definition. The change-in-control definition contained in the 2021 Plan is not a “liberal” definition that would be activated on mere stockholder approval of a transaction.

•

“Double-trigger” change in control vesting. Except as otherwise set forth in the applicable award agreements, if awards granted under the 2021 Plan are assumed by a successor in connection with a change in control, then such awards will not automatically vest and pay out solely as a result of the change in control. Instead, such awards will vest if within two years after the effective date of the change in control, the participant’s employment is terminated without cause or the participant resigns for good reason.

•

Minimum vesting requirements. Except in the case of substitute awards, awards granted under the 2021 Plan will be subject to a minimum vesting period of one year (subject to automatic acceleration of vesting only in the event of death or disability of the participant or a change in control). Notwithstanding the foregoing, the Compensation Committee may grant awards without the above-described minimum vesting requirement with respect to awards covering 5% or fewer of the total number of shares authorized under the 2021 Plan.

•	No award may be transferred for value. The 2021 Plan prohibits the transfer of unexercised or restricted awards to independent third parties for value.

•	No dividends on unearned or unvested awards. The 2021 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned or unvested awards.

•

Limitation on amendments. No material amendments to the 2021 Plan can be made without stockholder approval if any such amendment would materially increase the number of shares reserved or the per-participant award limitations under the 2021 Plan or diminish the prohibitions on repricing stock options or SARs.

Summary of Material Terms of the 2021 Plan

A summary of the material terms of the 2021 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2021 Plan, which is attached to this proxy statement as Appendix A.

Purpose

The purpose of the 2021 Plan is to promote our success by linking the personal interests of our employees, officers, directors, consultants and advisors to those of our stockholders, and by providing participants with an incentive for outstanding performance. The 2021 Plan is also intended to enhance our ability to motivate, attract and retain the services of employees, officers, directors, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.

Administration

The 2021 Plan will be administered by the Compensation Committee. The Compensation Committee will have the authority to: (i) grant awards; (ii) designate participants; (iii) determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; (iv) establish, adopt or revise any plan, program or policy for the grant of awards as it may deem necessary or advisable, including but not limited to short-term incentive programs; (v) establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2021 Plan; and (vi) make all other decisions and determinations that may be required under the 2021 Plan. The Board may at any time administer the 2021 Plan. If it does so, it will have all the powers of the Compensation Committee under the 2021 Plan.

Eligibility

The 2021 Plan permits the grant of awards to our employees, officers, directors, consultants and advisers and those of our affiliates. The number of eligible participants in the 2021 Plan will vary from year to year. As of the Record Date, approximately 14 employees and 4 non-employees (including our non-employee directors) were eligible to receive awards under the 2021 Plan.

Permissible Awards

The 2021 Plan authorizes the granting of awards in any of the following forms:

•

options to purchase shares of Common Stock, which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to consultants, advisors or non-employee directors);

•

stock appreciation rights, or SARs, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of Common Stock on the date of exercise over the base price of the award;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•

restricted stock units (or RSUs), which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property, as specified in the award agreement) in the future, based upon the attainment of stated vesting criteria;

•

deferred stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property, as specified in the award agreement) at a future time as determined by the Compensation Committee, or as determined by the recipient within guidelines established by the Compensation Committee in the case of voluntary deferral elections;

•

performance awards, which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the 2021 Plan may be granted in the form of a performance award);

•	other stock-based awards in the discretion of the Compensation Committee; and

•	cash-based awards, including annual incentive awards.

Dividends accrued on shares of restricted stock before they are vested shall be credited by the Company to an account for the participant and accumulated without interest until the date upon which the host award becomes vested, and any dividends accrued with respect to forfeited restricted stock will be reconveyed to the Company without further consideration or any act or action by the participant. In no event shall dividends be paid or distributed until the vesting restrictions of the underlying restricted stock award lapse.

The Compensation Committee is authorized to grant dividend equivalents with respect to full-value awards, which are awards (other than options or SARs) which are settled by the issuance of Common Stock (or at the discretion of the Compensation Committee, settled in cash valued by reference to Common Stock value). Dividend equivalents shall entitle the participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of shares subject to a full-value award, as determined by the Compensation Committee. Dividend equivalents accruing on unvested full-value awards will, as provided in the award agreement, either be: (i) reinvested in the form of additional shares, which shares will be subject to the same vesting provisions as provided for the host award; or (ii) credited by the Company to an account for the participant and accumulated without interest until the date upon which the host award becomes vested. In either case, any dividend equivalents accrued with respect to forfeited awards will be reconveyed to the Company without further consideration or any act or action by the participant. In no event will dividend equivalents be paid or distributed until the vesting restrictions of the underlying full-value award lapse.

Authorized Shares

Subject to adjustment as provided in the 2021 Plan, the aggregate number of shares of Common Stock available for issuance pursuant to awards granted under the 2021 Plan is 1,200,000. Shares subject to awards that are canceled, terminated, forfeited, or settled in cash will again be available for awards under the 2021 Plan. Shares withheld to satisfy exercise prices or tax withholding obligations, and shares purchased on the open market with proceeds of an option exercise, will not be added back to the pool of shares available for awards under the 2021 Plan. In the event of a nonreciprocal transaction between us and our stockholders that causes the per share value of Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the 2021 Plan will be adjusted proportionately, and the Compensation Committee must make such adjustments to the 2021 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Minimum Vesting

Except in the case of substitute awards (which are awards granted in substitution for stock and stock-based awards held by employees of another entity who become employees of ours or of our affiliates as a result of a merger, consolidation or acquisition), awards granted under the 2021 Plan will be subject to a minimum vesting period of one year (subject to automatic acceleration of vesting only in the event of death or disability of the participant or a change in control). Notwithstanding the foregoing, the Compensation Committee may grant awards without the above-described minimum vesting requirement with respect to awards covering 5% or fewer of the total number of shares authorized under the 2021 Plan.

Treatment of Awards upon a Participant’s Death or Disability

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:

•	all outstanding options and SARs that may be exercised will become fully exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse; and

•

the payout opportunities attainable under all outstanding performance-based awards will vest based on (i) target performance if the termination occurs in the first half of the performance period, or (ii) actual performance if the termination occurs in the second half of the performance period, and the awards will pay out on a pro rata basis, based on the time elapsed prior to the termination.

Treatment of Awards Upon a Change in Control

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in control of our company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Compensation Committee or the Board:

•	all outstanding options and SARs that may be exercised will become fully exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse; and

•

the payout opportunities attainable under all outstanding performance-based awards will vest based on (i) target performance if the change in control occurs in the first half of the performance period, or (ii) actual performance if the change in control occurs in the second half of the performance period, and the awards will pay out on a pro rata basis, based on the time elapsed prior to the change in control.

Unless otherwise provided in an award certificate or any special plan document governing an award, with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without “Cause” or the participant resigns for “Good Reason” (as such terms are defined in the 2021 Plan), then:

•	all of that participant’s outstanding options and SARs that may be exercised will become fully exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

•

the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on (i) target performance if termination occurs in the first half of the performance period, or (ii) actual performance if termination occurs in the second half of the performance period (measured as of the end of the calendar quarter immediately preceding the date of termination), and the awards will pay out on a pro rata basis, based on the time elapsed prior to the date of termination.

Discretion to Accelerate Awards

The Compensation Committee may in its sole discretion determine that, upon the termination of service of a participant for any reason: (i) all or a portion of such participant’s options or SARs will become fully or partially exercisable; (ii) all or a part of the restrictions on all or a portion of the participant’s outstanding awards will lapse; and/or (iii) any performance-based criteria with respect to any awards held by that participant will be deemed to be wholly or partially satisfied, in each case, as of such date as the Compensation Committee may, in its sole discretion, declare.

Certain Transactions

Upon the occurrence or in anticipation of certain corporate events or extraordinary transactions, the Compensation Committee may also make discretionary adjustments to awards, including settling awards for cash, providing that awards will become fully vested and exercisable, providing for awards to be assumed or substituted, or modifying performance targets or periods for awards.

Limitations on Transfer; Beneficiaries

No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where the Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Termination and Amendment

The 2021 Plan will terminate on August 10, 2031, the tenth anniversary of the date of the Annual Meeting, or, if our stockholders approve an amendment to the 2021 Plan that increases the number of shares subject to the 2021 Plan, the tenth anniversary of the date of such approval, unless earlier terminated by the Board or the Compensation Committee. The Board or the Compensation Committee may, at any time and from time to time, terminate or amend the 2021 Plan, but if an amendment to the 2021 Plan would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the 2021 Plan may materially and adversely affect any award previously granted under the 2021 Plan without the written consent of the participant. Without the prior approval of our stockholders, and except as otherwise permitted by the antidilution provisions of the 2021 Plan, the 2021 Plan may not be amended to directly or indirectly reprice, replace or repurchase “underwater” options or SARs.

The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by our stockholders or otherwise permitted by the antidilution provisions of the 2021 Plan: (i) the exercise price or base price of an option or SAR may not be reduced, directly or indirectly; (ii) an option or SAR may not be cancelled in exchange for cash, other awards, or options or SARS with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise; (iii) we may not repurchase an option or SAR for value (in cash or otherwise) from a participant if the current fair market value of the shares of Common Stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR; and (iv) the original term of an option or SAR may not be extended.

Prohibition on Repricing

As indicated above under the subheading “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior consent of our stockholders. The exchange of an “underwater” option or stock appreciation right (i.e., an option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for cash or for another award would be considered an indirect repricing and would, therefore, require the prior consent of our stockholders.

Certain Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2021 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under the 2021 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of Common Stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the acquired option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, then the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, then he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2021 Plan will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises a SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, then he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock unit award is granted. When the participant receives or has the right to receive shares of Common Stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the Common Stock or other property as of that date (less any amount he or she paid for the stock or property), and we will be allowed a corresponding federal income tax deduction at that time.

Performance Awards Payable in Cash. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a performance award payable in cash is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and we will be allowed a corresponding federal income tax deduction at that time.

Section 409A. The 2021 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A of the Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, then the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties. Restricted stock awards, stock options and SARs that comply with the terms of the 2021 Plan are generally exempt from the application of Section 409A of the Code. Stock units, other stock-based awards and cash-based awards that are granted in one year and payable in a later year generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, then such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Withholding. Our Company and any of our affiliates have the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2021 Plan.

Benefits to Named Executive Officers and Others

As of June 30, 2021, no awards had been granted under the 2021 Plan. All awards under the 2021 Plan will be made at the discretion of the Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the 2021 Plan in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

The table below sets forth information regarding shares of the Common Stock that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or directors under all of our existing equity compensation plans as of March 28, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2006 Plan	72,500	$7.32	0
2014 Plan	495,000	$6.77	183,049

Recommendation of the Board of Directors

The Board unanimously recommends a vote “FOR” the approval of the Crown Crafts, Inc. 2021 Incentive Plan. Proxies will be voted “FOR” the approval of the Crown Crafts, Inc. 2021 Incentive Plan unless otherwise specified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, based upon publicly filed documents, regarding the number and percentage of shares of Common Stock that are deemed to be “beneficially owned” under the rules of the SEC, as of the Record Date, by: (i) each director of the Company; (ii) each nominee for election as a director; (iii) the current executive officers of the Company named in the “Summary Compensation Table” included elsewhere herein; (iv) all executive officers and directors as a group; and (v) all persons known to the Company who may be deemed beneficial owners of more than 5% of the outstanding shares of Common Stock.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Shares(2)
North Star Investment Management Corporation(3) 20 N. Wacker Drive Suite #1416 Chicago, Illinois 60606	781,930	7.8%
Rutabaga Capital Management LLC/MA(4) 64 Broad Street 3rd Floor Boston, Massachusetts 02109	740,450	7.4%
E. Randall Chestnut(5)	481,033	4.7%
Donald Ratajczak	159,142	1.6%
Zenon S. Nie(6)	154,354	1.5%
Olivia W. Elliott(7)	148,762	1.5%
Sidney Kirschner	97,991	1.1%
Patricia Stensrud	64,741	*
Donna E. Sheridan(8)	48,269	*
Craig J. Demarest	10,000	*
All Executive Officers and Directors as a group (eight persons)	1,164,792	11.62%

* Less than 1%.

(1)

Under the rules of the SEC, the determination of “beneficial ownership” is based upon Rule 13d-3 under the Exchange Act. Under this rule, shares will be deemed to be “beneficially owned” where a person has, either solely or with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition, of shares, or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined. Except as otherwise specified, each beneficial owner has sole beneficial voting and investment power with respect to all shares of Common Stock indicated.

(2)	Percentage calculated based on 10,023,307 shares of Common Stock outstanding as of the Record Date.

(3)

Based on information contained in the Schedule 13G/A filed by North Star Investment Management Corporation with the SEC on January 5, 2021, indicating sole dispositive power and sole voting power relative to 745,468 shares of Common Stock and shared dispositive power relative to 36,462 as of December 31, 2020.

(4)

Based on information contained in the Form 13F filed by Rutabaga Capital Management LLC with the SEC on May 11, 2021, indicating sole dispositive power and sole voting power relative to 740,450 shares of Common Stock as of March 31, 2021.

(5)	Includes 231,897 shares owned individually by Mr. Chestnut and 249,136 shares owned by a trust for the estate of his late wife.

(6)	Includes 16,177 shares owned individually by Mr. Nie and 138,177 shares owned by his wife.

(7)	Includes 147,762 shares owned individually by Ms. Elliott and 1,000 shares owned by her husband.

(8)	Includes 33,269 shares owned individually by Ms. Sheridan and options to purchase 15,000 shares of Common Stock.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. They are also required to furnish the Company with copies of all Section 16(a) forms they file with the SEC.

To the Company’s knowledge, based solely on its review of the copies of such reports furnished to it and written representations that no other reports were required, since the beginning of fiscal year 2021, all of the Company’s officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

The Company’s written related party transactions policy provides that we will only enter into or ratify a transaction with a related party when the Board, acting through the Audit Committee, determines that the transaction is in the best interests of the Company and its stockholders.

For purposes of the policy, a “related party” means:

●	an executive officer;

●	a member of the Board (or a nominee to the Board);

●	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; or

●	any immediate family member of any of the persons listed above and any person (other than a tenant or employee) sharing the household of such persons.

A “related party transaction,” for purposes of the policy, includes any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which: (i) the Company or any of its subsidiaries is or will be a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year and (iii) any related party has or will have a direct or indirect interest.

We review all known relationships and transactions in which the Company and our directors, executive officers and significant stockholders or their immediate family members are participants to determine whether such persons have a direct or indirect interest. Our Corporate Secretary is primarily responsible for developing and implementing processes to obtain information regarding our directors, executive officers and significant stockholders with respect to related party transactions. In addition, the Company’s directors, nominees for director and executive officers are required to notify us of any potential related party transactions and provide us with information regarding such transactions. If our Corporate Secretary determines that a transaction is a related party transaction, then the Audit Committee must review the transaction at its next regularly scheduled meeting and either approve or disapprove the transaction. If the Corporate Secretary determines that it is impractical or undesirable to wait until the next regularly scheduled committee meeting for the Audit Committee to review the transaction, then the Audit Committee Chair approve the transaction and report such approval (and the rationale for such approval) to the Audit Committee at its next regularly scheduled meeting.

In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate:

●	whether the transaction was undertaken in the ordinary course of business of the Company;

●	whether the transaction was initiated by the Company, a subsidiary or the related party;

●	whether the transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to the Company of, the transaction;

●	the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related party;

●	the related party’s interest in the transaction; and

●	any other information regarding the transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction.

If a related party transaction will be ongoing, the Audit Committee may establish guidelines for the Company to follow in its ongoing dealings with the related party. Thereafter, the Audit Committee, on at least an annual basis, will review and assess ongoing relationships with the related party to monitor compliance with the Audit Committee’s guidelines and to determine whether the related party transaction remains appropriate.

Related Party Transactions

On December 16, 2020, pursuant to Mr. Chestnut’s amended and restated employment and severance protection agreement, the Company purchased from Mr. Chestnut 250,000 shares of Common Stock owned by him for an aggregate purchase price of $1,885,875.00, or $7.5435 per share (which represents the trailing 10-trading day volume weighted average closing price of the Common Stock ending, and including, December 16, 2020). This transaction was approved in accordance with the Company’s related party transaction policy.

OTHER MATTERS

The Board does not contemplate bringing before the Annual Meeting any matter other than those specified in the accompanying Notice of Annual Meeting of Stockholders, nor does it have information that other matters will be presented at the Annual Meeting. If other matters come before the Annual Meeting, signed proxies will be voted upon such questions in the discretion of the persons acting under the proxies.

ADDITIONAL INFORMATION

Where You Can Find More Information

The Company is delivering with this Proxy Statement a copy of its 2021 Annual Report. The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Upon receipt of a written request, the Company will, without charge, provide any stockholder a copy of the Company’s 2021 Annual Report, including financial statements and the footnotes thereto. Copies of exhibits to the annual report are also available upon specific request and payment of a reasonable charge for reproduction. Such requests should be directed to the Company’s Corporate Secretary at Crown Crafts, Inc., P.O. Box 1028, Gonzales, Louisiana 70707, Attn.: Corporate Secretary.

Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal at the Company’s 2022 annual meeting of stockholders and who wishes to have the proposal included in the proxy statement for that meeting must submit the proposal to the Company’s Corporate Secretary. The proposal must be received no later than 5:00 p.m. Central Time on March 2, 2022, which is 120 calendar days prior to the anniversary of the date this Proxy Statement was first made available to stockholders, and must otherwise comply with applicable SEC rules for inclusion in the Company’s 2022 proxy statement.

Stockholders who wish to propose a matter for action at the Company’s 2022 annual meeting of stockholders, including the nomination of directors, but who do not wish to have the proposal included in the proxy statement for that meeting, must notify the Company in writing of the information required by the provisions of the Company’s bylaws relating to stockholder proposals. Under the Company’s bylaws, for proposed business to be considered at such meeting, a stockholder must notify the Company’s Corporate Secretary of any proposals in writing not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting.

Stockholder proposals may be submitted to the Company’s Corporate Secretary at Crown Crafts, Inc., P.O. Box 1028, Gonzales, Louisiana 70707, Attn.: Corporate Secretary.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single copy of each addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. It is anticipated that a number of brokers with account holders who are stockholders of the Company will be householding the 2021 Annual Report and this Proxy Statement. If you receive notice from your broker that it will be householding materials to your address, then householding will continue until you are notified otherwise or until you revoke your consent. If you wish to receive a separate copy of the Company’s annual report or proxy statement currently or in the future, or if you are receiving multiple copies and wish to receive only one, please notify your broker or notify us by sending a written request to Crown Crafts, Inc., P.O. Box 1028, Gonzales, Louisiana 70707, Attn.: Corporate Secretary, or by calling (225) 647-9100.

APPENDIX A

CROWN CRAFTS, INC.

2021 INCENTIVE PLAN

TABLE OF CONTENTS

Page

SECTION 1.	Purpose	A-1
SECTION 2.	Definitions	A-1
SECTION 3.	Effective Term of Plan	A-6
3.1.	Effective Date	A-6
3.2.	Termination of Plan	A-6
SECTION 4.	Administration	A-6
4.1.	Committee	A-6
4.2.	Action and Interpretations by the Committee	A-6
4.3.	Authority of Committee	A-7
4.4.	Delegation.	A-7
SECTION 5.	Shares Subject to the Plan	A-8
5.1.	Number of Shares	A-8
5.2.	Share Counting	A-8
5.3.	Stock Distributed	A-9
SECTION 6.	Eligibility	A-9
SECTION 7.	Stock Options	A-9
7.1.	General	A-9
7.2.	Incentive Stock Options	A-10
SECTION 8.	Stock Appreciation Rights	A-10
8.1.	Grant of Stock Appreciation Rights	A-10
SECTION 9.	Restricted Stock and Stock Units	A-11
9.1.	Grant of Restricted Stock and Stock Units	A-11
9.2.	Issuance and Restrictions	A-11
9.3.	Dividends on Restricted Stock	A-11
9.4.	Forfeiture	A-11
9.5.	Delivery of Restricted Stock	A-11
SECTION 10.	Performance Awards	A-11
10.1.	Grant of Performance Awards	A-11
10.2.	Performance Goals	A-12
SECTION 11.	Dividend Equivalents	A-12
11.1.	Grant of Dividend Equivalents	A-12
SECTION 12.	Stock or Other Stock-Based Awards	A-12

A-i

TABLE OF CONTENTS

(continued)

Page

12.1.	Grant of Stock or Other Stock-Based Awards	A-12
SECTION 13.	Provisions Applicable to Awards	A-13
13.1.	Award Certificates	A-13
13.2.	Form of Payment for Awards	A-13
13.3.	Limits on Transfer	A-13
13.4.	Beneficiaries	A-13
13.5.	Stock Trading Restrictions	A-13
13.6.	Minimum Vesting Requirements	A-13
13.7.	Acceleration Upon Death or Disability	A-14
13.8.	Effect of a Change in Control.	A-14
13.9.	Discretion to Accelerate Awards	A-15
13.10.	Forfeiture Events	A-15
13.11.	Substitute Awards	A-15
SECTION 14.	Changes in Capital Structure	A-15
14.1.	Mandatory Adjustment	A-15
14.2.	Discretionary Adjustments	A-16
14.3.	General	A-16
SECTION 15.	Amendment, Modification and Termination	A-16
15.1.	Amendment, Modification and Termination	A-16
15.2.	Awards Previously Granted	A-17
15.3.	Compliance Amendments	A-17
SECTION 16.	General Provisions	A-17
16.1.	Rights of Participants.	A-17
16.2.	Withholding	A-18
16.3.	Special Provisions Related to Section 409A of the Code.	A-18
16.4.	Unfunded Status of Awards	A-20
16.5.	Relationship to Other Benefits	A-20
16.6.	Expenses	A-20
16.7.	Titles and Headings	A-20
16.8.	Gender and Number	A-20
16.9.	Fractional Shares	A-20
16.10.	Government and Other Regulations.	A-20
16.11.	Governing Law	A-21
16.12.	Severability	A-21
16.13.	No Limitations on Rights of Company	A-21

A-ii

CROWN CRAFTS, INC.
2021 INCENTIVE PLAN

SECTION 1.	PURPOSE

The purpose of the Crown Crafts, Inc. 2021 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Crown Crafts, Inc. (the “Company”) by linking the personal interests of employees, officers, directors, consultants and advisors of the Company or any Affiliate (as defined below) to those of the Company’s stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, officers, directors, consultants and advisors upon whose judgment, interest and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors, consultants and advisors of the Company and its Affiliates.

SECTION 2.	DEFINITIONS

When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)    “Affiliate” means: (i) any Subsidiary or Parent; or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)    “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)    “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)    “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, service, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, service, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee or the Board: (i) the Participant’s act or failure to act amounting to gross negligence or willful misconduct to the detriment of the Company; (ii) the Participant’s dishonesty, fraud, theft or embezzlement of funds or properties in the course of the Participant’s employment or service; (iii) the Participant’s commission of or pleading guilty to or confessing to any felony; or (iv) the Participant’s breach of any restrictive covenant agreement with the Company, including, without limitation, covenants not to compete, non-solicitation covenants and non-disclosure covenants.

(g)    “Change in Control” means and includes the occurrence of any one of the following events but shall specifically exclude a public offering of securities by the Company:

(i)    individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including, without limitation, by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)    any person becomes a Beneficial Owner, directly or indirectly, of either: (A) 50% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”), or (B) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)    the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(h)    “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i)    “Committee” means the committee of the Board described in Section 4.

(j)    “Company” means Crown Crafts, Inc., a Delaware corporation, or any successor corporation.

(k)    “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director, consultant or advisor of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates; (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate; (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa; (iv) in the discretion of the Committee, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa; (v) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or an Affiliate, or vice versa; or (vi) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l)    “Deferred Stock Unit” means a right granted to a Participant under Section 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(m)    “Disability” means the inability of the Participant, as reasonably determined by the Company, to perform the essential functions of his or her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months.

(n)    “Dividend Equivalent” means a right granted to a Participant under Section 11.

(o)    “Effective Date” has the meaning assigned such term in Section 3.1.

(p)    “Eligible Participant” means an employee, officer, director, consultant or advisor of the Company or any Affiliate.

(q)    “Exchange” means any national securities exchange on which the Stock may from time to time be listed.

(r)    “Fair Market Value,” on any date, means: (i) if the Stock is listed on a securities exchange, the closing sales price on such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, then Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(s)    “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(t)    “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(u)    “Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, service, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, service, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Good Reason” means the occurrence of any of the following conditions without the Participant’s consent, as determined by the Committee or the Board: (i) a material diminution in the Participant’s authority, duties or responsibilities from those that existed on the date immediately preceding the Change in Control; (ii) a material reduction in the Participant’s base salary or annual bonus opportunity, in each case as in effect on the date immediately preceding the Change in Control; or (iii) the relocation of the Participant’s primary office to a location more than 50 miles from the location of the Participant’s primary office on the date immediately preceding the Change in Control. Notwithstanding the foregoing, the occurrence of any of the events described in the immediately preceding clauses (i), (ii) and (iii) will not constitute Good Reason unless (x) the Participant gives the Company written notice within 30 days after the initial occurrence of an event that the Participant believes constitutes Good Reason and describes such event in the notice, (y) the Company thereafter fails to cure any such event within 30 days after receipt of such notice and (z) the Participant’s termination as a result of such event occurs at least 31 days after the Company’s receipt of the notice referred to in the immediately preceding clause (y) but no more than 90 days after the initial occurrence of the event that the Participant believes constitutes Good Reason.

(v)     “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(w)    “Independent Directors” means those members of the Board who qualify at any given time as: (i) an “independent” director under the applicable rules of each Exchange on which the Stock is listed; and (ii) a “non-employee” director under Rule 16b-3 of the 1934 Act.

(x)    “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y)    “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z)    “Option” means a right granted to a Participant under Section 7 to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa)    “Other Stock-Based Award” means a right, granted to a Participant under Section 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb)   “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc)    “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd)    “Performance Award” means any award granted under the Plan pursuant to Section 10.

(ee)    “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ff)    “Plan” means the Crown Crafts, Inc. 2021 Incentive Plan, as amended from time to time.

(gg)    “Prior Plan” means the Crown Crafts, Inc. 2014 Omnibus Equity Compensation Plan, as amended.

(hh)    “Restricted Stock” means Stock granted to a Participant under Section 9 that is subject to certain restrictions and to risk of forfeiture.

(ii)    “Restricted Stock Unit” means the right granted to a Participant under Section 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(jj)    “Shares” means shares of the Company’s Series A common stock, par value $0.01 per share. If there has been an adjustment or substitution pursuant to Section 14.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 14.1.

(kk)    “Stock” means the Company’s Series A common stock, $0.01 par value per share, and such other securities of the Company as may be substituted for Stock pursuant to Section 14.

(ll)    “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Section 8.

(mm)    “Subsidiary” means any corporation, limited liability company, partnership or other entity, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(nn)    “1933 Act” means the Securities Act of 1933, as amended from time to time.

(oo)    “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

SECTION 3.	EFFECTIVE TERM OF PLAN

3.1.    Effective Date. The Plan shall be effective as of August 10, 2021, which is the date it was approved by the stockholders of the Company (the “Effective Date”).

3.2.    Termination of Plan. Unless earlier terminated as provided herein, the Plan shall continue in effect until August 10, 2031 or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, then the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the Effective Date.

SECTION 4.	ADMINISTRATION

4.1.    Committee. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.    Action and Interpretations by the Committee. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3.    Authority of Committee. Except as provided in Section 4.1, the Committee has the exclusive power, authority and discretion to:

(a)    grant Awards;

(b)    designate Participants;

(c)    determine the type or types of Awards to be granted to each Participant;

(d)    determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)    determine the terms and conditions of any Award granted under the Plan;

(f)    prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)    decide all other matters that must be determined in connection with an Award;

(h)    establish, adopt or revise any plan, program or policy for the grant of Awards as it may deem necessary or advisable, including, without limitation, short-term incentive programs, and any special Plan documents;

(i)    establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)    make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k)    amend the Plan or any Award Certificate as provided herein; and

(l)    adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

4.4.    Delegation.

(a)    Administrative Duties. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b)    Special Committee. The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to: (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan; and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards so granted.

SECTION 5.	SHARES SUBJECT TO THE PLAN

5.1.    Number of Shares. Subject to adjustment as provided in Section 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,200,000, all of which may be granted as Incentive Stock Options. From and after the Effective Date, no further awards shall be granted under the Prior Plan, and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2.    Share Counting. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance with subsections (a) through (h) of this Section 5.2.

(a)    To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b)    Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c)    Shares withheld from an Award to satisfy tax withholding requirements will count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a Participant to satisfy tax withholding requirements will not be added to the Plan share reserve.

(d)    The full number of Shares subject to an Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of an Option is satisfied through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(e)    The full number of Shares subject to a SAR shall count against the number of Shares remaining available for issuance pursuant to Awards made under the Plan (rather than the net number of Shares actually delivered upon exercise).

(f)    Shares purchased on the open market with proceeds of an Option exercise will not be added back to the Plan share reserve and will not again be available for issuance pursuant to Awards granted under the Plan.

(g)    Substitute Awards granted pursuant to Section 13.11 shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(h)    Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3.    Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

SECTION 6.	ELIGIBILITY

Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

SECTION 7.	STOCK OPTIONS

7.1.    General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)    Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 13.11) shall not be less than the Fair Market Value as of the Grant Date.

(b)    Prohibition on Repricing. Except as otherwise provided in Section 14.1, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly; (ii) an Option may not be cancelled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price of the original Option; and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(c)    Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e), and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)    Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of: (i) cash or cash equivalents; (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised; (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised; (iv) broker-assisted market sales;, or (iv) any other “cashless exercise” arrangement.

(e)    Exercise Term. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f)    No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)    No Dividend Equivalents. No Option shall provide for Dividend Equivalents.

7.2.    Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

SECTION 8.	STOCK APPRECIATION RIGHTS

8.1.    Grant of Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)    Right to Payment. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of: (i) the Fair Market Value of one Share on the date of exercise; over (ii) the base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)    Prohibition on Repricing. Except as otherwise provided in Section 14.1, without the prior approval of the stockholders of the Company: (i) the base price of a SAR may not be reduced, directly or indirectly; (ii) a SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the base price of the original SAR; and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c)    Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d)    No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e)    No Dividend Equivalents. No SAR shall provide for Dividend Equivalents.

(f)    Other Terms. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Section 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

SECTION 9.	RESTRICTED STOCK AND STOCK UNITS

9.1.    Grant of Restricted Stock and Stock Units. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2.    Issuance and Restrictions. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3.    Dividends on Restricted Stock. Dividends accrued on shares of Restricted Stock before they are vested shall be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall dividends be paid or distributed until the vesting restrictions of the underlying Restricted Stock Award lapse.

9.4.    Forfeiture. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5.    Delivery of Restricted Stock. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

SECTION 10.	PERFORMANCE AWARDS

10.1.    Grant of Performance Awards. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2.    Performance Goals. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may: (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period; or (ii) make a cash payment to the participant in an amount determined by the Committee.

SECTION 11.	DIVIDEND EQUIVALENTS

11.1.    Grant of Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either: (i) be reinvested in the form of additional Shares (subject to Share availability under Section 5.1), which shall be subject to the same vesting provisions as provided for the host Award; or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and, in either case, any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents be paid or distributed until the vesting restrictions of the underlying Full-Value Award lapse.

SECTION 12.	STOCK OR OTHER STOCK-BASED AWARDS

12.1.    Grant of Stock or Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation (but subject to Section 13.6), Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, including limited partnership interests in a limited partnership entity of which the Company is general partner that may be exchanged or redeemed for Shares on a one-for-one basis, or any profits interest in such limited partnership entity that may be exchanged or converted into such limited partnership interests, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

SECTION 13.	PROVISIONS APPLICABLE TO AWARDS

13.1.    Award Certificates. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

13.2.    Form of Payment for Awards. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

13.3.    Limits on Transfer. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability: (i) does not result in accelerated taxation; (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b); and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, state or federal tax or securities laws applicable to transferable Awards.

13.4.    Beneficiaries. Notwithstanding Section 13.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

13.5.    Stock Trading Restrictions. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.6.    Minimum Vesting Requirements. Except in the case of substitute Awards granted pursuant to Section 13.11, Awards granted under the Plan to an Eligible Participant shall be subject to a minimum vesting period of one year (subject to automatic acceleration of vesting only in the event of death or disability of the Participant as provided in Section 13.7 and a Change in Control as provided in Section 13.8). Notwithstanding the foregoing, the Committee may grant Awards without the above-described minimum vesting requirement with respect to Awards covering 5% or fewer of the total number of Shares authorized under the Plan.

13.7.    Acceleration Upon Death or Disability. Except as otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award, upon the termination of a person’s Continuous Service by reason of death or Disability:

(a)    all of that Participant’s outstanding Options and SARs shall become fully exercisable;

(b)    all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

(c)    the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon: (i) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period; or (ii) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a pro rata payout to the Participant or his or her estate within 30 days following the date of termination (unless a later date is required by Section 16.3) based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

13.8.    Effect of a Change in Control.

(a)    Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control, and unless otherwise provided in an Award Certificate or a special Plan document governing an Award, if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then: (i) all of that Participant’s outstanding Options or SARs shall become fully exercisable; (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse; and (iii) the target payout opportunities attainable under all outstanding of that Participant’s performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be prorata payout to such Participant within 30 days following the date of termination of employment (unless a later date is required by Section 16.3) based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either: (i) the Award Certificate includes such provision; or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)    Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board, and unless otherwise provided in an Award Certificate or a special Plan document governing an Award: (i) outstanding Options or SARs shall become fully exercisable; (ii) time-based vesting restrictions on outstanding Awards shall lapse; and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, there shall be prorata payout to Participants within 30 days following the Change in Control (unless a later date is required by Section 16.3) based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

13.9.    Discretion to Accelerate Awards. Regardless of whether an event has occurred as described in Section 13.7 or Section 13.8 above, the Committee may in its sole discretion determine that, upon the termination of service of a Participant for any reason, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.9.

13.10.    Forfeiture Events. Awards under the Plan shall be subject to any compensation recoupment policy that the Committee may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to: (i) termination of employment for cause; (ii) violation of material Company or Affiliate policies; (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant; (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate; or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

13.11.    Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 14.	CHANGES IN CAPITAL STRUCTURE

14.1.    Mandatory Adjustment. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

14.2.    Discretionary Adjustments. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide: (i) that Awards will be settled in cash rather than Stock; (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised; (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction; (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award; (v) that performance targets and performance periods for Performance Awards will be modified; or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

14.3.    General. Any discretionary adjustments made pursuant to this Section 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Section 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

SECTION 15.	AMENDMENT, MODIFICATION AND TERMINATION

15.1.    Amendment, Modification and Termination. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either: (i) materially increase the number of Shares available under the Plan; (ii) expand the types of awards under the Plan; (iii) materially expand the class of participants eligible to participate in the Plan; (iv) materially extend the term of the Plan; or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable: (i) to comply with the listing or other requirements of an Exchange; or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Without the prior approval of the stockholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly; (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR; or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

15.2.    Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)    Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)    The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c)    Except as otherwise provided in Section 14.1, without the prior approval of the stockholders of the Company, (i) the exercise price of an Option or base price of a SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and

(d)    No termination, amendment, or modification of the Plan shall materially and adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

15.3.    Compliance Amendments. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

SECTION 16.	GENERAL PROVISIONS

16.1.    Rights of Participants.

(a)    No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)    Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)    Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Section 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or any of its Affiliates.

(d)    No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.2.    Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements (up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification), in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16.3.    Special Provisions Related to Section 409A of the Code.

(a)    General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisors (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)    Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service as applicable.

(c)    Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(d)    Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder.

(e)    Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f)    Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period . In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g)    Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. Section 1.409A-3(j)(4).

16.4.    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

16.5.    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.6.    Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.7.    Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.8.    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.9.    Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

16.10.    Government and Other Regulations.

(a)    Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made: (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold; or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)    Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

16.11.    Governing Law. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Maryland.

16.12.    Severability. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

16.13.    No Limitations on Rights of Company. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

[End of Crown Crafts, Inc. 2021 Incentive Plan]

CrownCrafts™

CROWN CRAFTS, INC.
ATTN: CRAIG DEMAREST
P.O. BOX 1028
GONZALES, LA 70737

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 08/09/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 08/09/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Sidney Kirschner   02) Zenon S. Nie

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: The proxies are authorized to vote on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof, in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000517544_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com

CROWN CRAFTS, INC.
2021 Annual Meeting of Stockholders
August 10, 2021 10:00 AM CDT
This proxy is solicited on behalf of the Board of Directors.

The undersigned, having received the Notice of 2021 Annual Meeting and Proxy Statement dated June 30, 2021, revoking any proxy previously given, hereby appoint(s) E. Randall Chestnut and Craig J. Demarest as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse side, all shares of Series A common stock of Crown Crafts, Inc. (the "Company") which the undersigned is entitled to vote at the 2021 Annual Meeting of Stockholders to be held on August 10, 2021, at the Company's headquarters, located at 916 South Burnside Avenue, Gonzales, Louisiana 70737, at 10:00 a.m., Central Daylight Time, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE, "FOR" PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS.

Continued and to be signed on reverse side

0000517544_2 R1.0.0.177